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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Hawaiian Electric Industries, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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HAWAIIAN ELECTRIC INDUSTRIES, INC. • PO BOX 730 • HONOLULU, HI 96808-0730

Constance H. Lau
 President and
Chief Executive Officer

March 18, 2009

Dear Fellow Shareholder:

         On behalf of the Board of Directors, it is my pleasure to invite you to attend the Annual Meeting of Shareholders of Hawaiian Electric Industries, Inc. (HEI). The meeting will be held on HEI's premises in Room 805 on the eighth floor of the American Savings Bank Tower in Honolulu, Hawaii on May 5, 2009, at 9:30 a.m., local time. A map showing the location of the meeting site appears on page 72 of the Proxy Statement.

         The accompanying Notice of Annual Meeting of Shareholders and Proxy Statement describe the items of business to be conducted during the meeting. In addition, we will review significant events of 2008 and their impact on you. HEI officers and Board members will be available before and after the meeting to talk with you and answer questions.

         As a shareholder of HEI, it is important that your views be represented. Please help us obtain the quorum needed to conduct business at the meeting by promptly voting your shares.

         The Board and management team of HEI would like to express their appreciation to you for your confidence and support. I look forward to seeing you at the Annual Meeting in Honolulu.

                      Sincerely,

Recycled

Hawaiian Electric Industries, Inc. 900 Richards Street Honolulu, Hawaii 96813

NOTICE OF ANNUAL MEETING

Date and Time	Tuesday, May 5, 2009, at 9:30 a.m., local time.
Place	American Savings Bank Tower, 1001 Bishop Street, 8th floor, Room 805, Honolulu, Hawaii 96813.
Items of Business	1. Elect four Class I directors.
2. Ratify appointment of KPMG LLP, as HEI's independent registered public accounting firm.
3. Amend and restate the HEI Restated Articles of Incorporation.
Proxy Record Date	February 25, 2009.
Annual Report
The 2008 Annual Report to Shareholders (Appendix A) and Summary Report to Shareholders, which are not a part of the proxy solicitation materials, have been mailed or made available electronically along with this Notice and accompanying Proxy Statement.
Proxy Voting	Shareholders of record may appoint proxies and vote their shares in one of four ways:
• Via the Internet
• By telephone
• By mail
• In person
Shareholders whose shares are held by a bank, broker, or other financial intermediary (street name) should follow the voting instruction card included by the intermediary.
Any proxy may be revoked in the manner described in the accompanying Proxy Statement.
Attendance at Meeting	If your shares are registered in street name, please bring a letter from your bank or broker or provide other evidence of your beneficial ownership if you plan to attend the Annual Meeting.
Important Notice Regarding the Availability of Proxy Materials for the Shareholders Meeting to Be Held on May 5, 2009	The proxy statement, annual report, and summary report to shareholders are available at www.hei.com/proxymatl.html

By Order of the HEI Board of Directors.
March 18, 2009	Patricia U. Wong Vice President-Administration and Corporate Secretary

Proxy Statement

        HEI is soliciting proxies for the Annual Meeting of Shareholders scheduled for May 5, 2009, at 9:30 a.m., local time, at the American Savings Bank Tower, 1001 Bishop Street, 8th floor, Room 805, Honolulu, Hawaii. The mailing address of the principal executive offices of HEI is P. O. Box 730, Honolulu, Hawaii 96808-0730.

        The approximate mailing date for this Proxy Statement, form of proxy, and annual and summary reports to shareholders for the fiscal year ended December 31, 2008, is March 18, 2009. The annual report and summary report are not considered proxy soliciting materials.

About the Meeting

Who can attend the meeting?

        Attendance will be limited to:

  •
  shareholders of record;

  •
  beneficial owners of HEI Common Stock having evidence of ownership and entitled to vote at the meeting;

  •
  authorized representatives of absent shareholders; and

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  invited guests of management.

        If you own shares of HEI Common Stock in the name of a bank, brokerage firm or other holder of record, you must show proof of ownership. This may be in the form of a letter from the holder of record or a recent statement from the bank or broker showing ownership of HEI Common Stock.

        Any person claiming to be an authorized representative of a shareholder must produce written evidence of the authorization.

What are shareholders being asked to vote on?

  •
  Election of four Class I directors for a three-year term expiring at the 2012 Annual Meeting of Shareholders.

  •
  Ratification of appointment of KPMG LLP as HEI's independent registered public accounting firm.

  •
  Approval to amend and restate the HEI Restated Articles of Incorporation.

Voting Procedures

Information about the Notice of Internet Availability of Proxy Materials

        This year, instead of mailing a printed copy of our proxy materials to each shareholder of record, HEI has decided to provide access to these materials in a fast and efficient manner via the Internet to certain shareholders. In keeping with our efforts to conserve natural resources, this method of delivery will reduce the amount of paper necessary to produce these materials, as well as reduce the costs associated with the printing and mailing of these materials to shareholders. On March 18, 2009, a Notice of Internet Availability of Proxy Materials ("Notice") will be mailed to certain shareholders and our proxy materials posted on the website referenced in the Notice (www.ViewMaterial.com/HEI). As more fully described in the Notice, these shareholders may choose to access our proxy materials on the website referred to in the Notice or may request to receive a printed set of our proxy materials. In addition, the Notice and website will provide information regarding how you may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis.

Who is eligible to vote?

        Only shareholders of record at the close of business on February 25, 2009 (the proxy record date) are entitled to vote.

How many shares are outstanding and entitled to vote?

        On February 25, 2009, 90,611,290 shares of HEI Common Stock were outstanding. Each shareholder is entitled to one vote for each share held. Under the Bylaws of HEI, shareholders do not have cumulative voting rights in the election of directors.

What constitutes a quorum?

        A quorum is needed to conduct business at the Annual Meeting. A majority of the shares entitled to vote at the meeting constitutes a quorum. Abstentions and broker nonvotes will be counted in the number of shares present, in person or by proxy, for purposes of determining a quorum. A broker nonvote occurs when a broker does not have discretionary voting power to vote on a specific matter (such as nonroutine proposals) and has not received voting instructions from the beneficial owner.

How do shareholders vote?

        Whether or not you plan to attend the Annual Meeting, please take the time to vote. You may vote via the Internet, by touchtone telephone or by mail. The Internet and telephone procedures are designed to authenticate and confirm that your voting instructions are followed. If you vote via the Internet or by telephone, follow the instructions on the Notice or card you received by mail. Additionally, if you vote by telephone, you will receive recorded instructions, or if you vote via the Internet, you will receive additional instructions at the Internet website. You will need to have the control number on your Notice or proxy/voting instruction card, as applicable, available.

        Shareholders who vote via the Internet or by telephone should not mail the proxy/voting instruction card.

  1.
  BY INTERNET: You may vote on-line by following the instructions in the Notice or accessing the Internet at www.cesvote.com. Specific instructions will be available allowing you to record and confirm your vote.

  2.
  BY TELEPHONE: You may vote by touchtone telephone by following the instructions in the Notice or by calling 1-888-693-8683. Once connected, you will be prompted to record and confirm your vote.

  3.
  BY MAIL: Please mark your vote and sign, date, and promptly return the proxy in a postage-paid envelope. If you return the signed proxy but do not mark the boxes showing how you wish to vote, your votes will be cast following the recommendations of management on all proposals.

  4.
  IN PERSON: You may vote your shares by attending the Annual Meeting and voting in person. If you wish to give your proxy to someone other than the individuals listed on the enclosed proxy, cross out all three names and insert the name of another person to vote your shares at the meeting.

 How do shareholders vote if their shares are held in street name?

        If your shares are held in "street name" (that is, through a broker, trustee or other holder of record), you will receive a voting instruction card or other information from your broker seeking instruction as to how your shares should be voted. If no instructions are given, your broker or nominee may vote your shares at its discretion on your behalf on routine matters (such as the election of directors, the ratification of the independent registered public accounting firm, and the amending and restating of the Restated Articles of Incorporation) under New York Stock Exchange rules.

        You may not vote shares held in "street name" at the Annual Meeting unless you obtain a legal proxy from your broker or holder of record.

How do shareholders vote if their shares are held in the Dividend Reinvestment and Stock Purchase Plan or the HEI Retirement Savings Plan?

        If you own shares held in the Dividend Reinvestment and Stock Purchase Plan or the HEI Retirement Savings Plan (including shares previously received under the Tax Reduction Act Stock Ownership Plan), the respective plan trustees will vote the shares of stock held in these Plans according to your directions. For both the Dividend Reinvestment and Stock Purchase Plan and the HEI Retirement Savings Plan, the respective trustees will vote all the shares of HEI Common Stock for which they receive no voting instructions in the same proportion as they vote shares for which they receive instruction.

Can shareholders change their vote?

        If you execute and return a proxy, you may revoke it at any time before the Annual Meeting in one of three ways:

  •
  submit a properly signed proxy with a later date or vote again at a later time by telephone or Internet;

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  notify the Corporate Secretary of HEI in writing; or

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  vote in person at the Annual Meeting (if your shares are registered directly on HEI's books or, if your shares are held in "street name" and you have a legal proxy from your broker or holder of record).

How many votes are required?

        If a quorum is present at the Annual Meeting, then:

  •
  Directors shall be elected by a plurality of the votes cast in the election,

  •
  Appointment of HEI's independent registered public accounting firm shall be ratified if more votes are cast in favor than against, and

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  The HEI Restated Articles of Incorporation shall be amended and restated if approved by the affirmative vote of the holders of not less than two-thirds of the shares entitled to vote.

        Abstentions and broker nonvotes will count in establishing a quorum, but will not otherwise affect the outcome of the election of directors or the ratification of the appointment of HEI's independent registered public accounting firm. Abstentions and broker nonvotes, if any, will have the same effect as voting against the proposal to amend and restate the Restated Articles of Incorporation.

 Who will count the votes and are the votes confidential?

        Corporate Election Services will act as tabulator for broker and bank proxies as well as the proxies of the other shareholders of record. Your identity and vote will not be disclosed to persons other than those acting as tabulators except as follows:

  •
  as required by law;

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  to verify the validity of proxies and the results of the voting in the case of a contested proxy solicitation; or

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  when you write a comment on the proxy form.

Could other matters be decided at the Annual Meeting?

        HEI knows of no business to be presented at the 2009 Annual Meeting other than the items set forth in this proxy statement. If other business is properly brought before the Annual Meeting, or any adjournment thereof, the persons named on the enclosed proxy will vote your stock in accordance with their best judgment, unless authority to do so is withheld by you in your proxy.

What happens if the Annual Meeting is postponed or adjourned?

        If the Annual Meeting is postponed or adjourned, your proxy will still be good and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy until it is voted at the Annual Meeting.

Proposals You May Vote On

1.  Election of Class I Directors

        The Board of Directors currently consists of 12 directors divided into three classes with staggered terms so that one class of directors must be elected at each Annual Meeting.

        The four Class I nominees being proposed for election at this Annual Meeting are:

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  Shirley J. Daniel, Ph.D., C.P.A.

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  Constance H. Lau

  •
  A. Maurice Myers

  •
  James K. Scott, Ed.D.

        Each nominee is currently a member of the Board and has consented to serve for the new term expiring at the 2012 Annual Meeting. If a nominee is unable to stand for election, the proxy holders listed in the proxy may vote in their discretion for a suitable substitute.

        YOUR BOARD RECOMMENDS THAT YOU VOTE FOR EACH OF THE NOMINEES FOR CLASS I DIRECTOR.

        Detailed information on each Class I nominee and on the Class II and III directors is provided on pages 8-10.

2.  Ratification of appointment of Independent Registered Public Accounting Firm

        KPMG LLP, an independent registered public accounting firm, has been the auditor of HEI since 1981. The Audit Committee selected KPMG LLP as HEI's independent registered public accounting firm for 2009. The Board, upon the recommendation of its Audit Committee, recommends the ratification of KPMG LLP as the independent registered public accounting firm of HEI for fiscal year

2009 and thereafter until its successor is appointed. Representatives of KPMG LLP will be present at the Annual Meeting and will be given the opportunity to make a statement and to respond to appropriate questions.

        YOUR BOARD AND THE AUDIT COMMITTEE RECOMMEND THAT YOU VOTE FOR THE RATIFICATION OF KPMG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR HEI.

3.  Approval to amend and restate the HEI Restated Articles of Incorporation

        The Board of Directors has approved, and recommends to shareholders that they approve, the Amended and Restated Articles of Incorporation of HEI in the form attached as Appendix B to this Proxy Statement. The summary set forth below of the amendments that will be effected by approval of this proposal is qualified by reference to the full text of the Amended and Restated Articles of Incorporation, which is incorporated herein by reference.

        HEI last restated its Articles of Incorporation on December 16, 1987 (the "1987 Restated Articles"). Since that time, there have been three amendments to the 1987 Restated Articles recommended by the directors and approved by shareholders and one amendment to the 1987 Restated Articles that occurred by operation of law:

  •
  In June of 1990, the 1987 Restated Articles were amended, with the approval of the Board of Directors and shareholders, to add a new Article Fourteenth eliminating the personal liability of directors to the fullest extent permissible under Hawaii law, including "to the fullest extent permissible under Section 415-48.5 of the Hawaii Revised Statutes, as amended from time to time."

  •
  In October of 1997, the Board designated and fixed the terms of HEI's Series A Junior Participating Preferred Stock and filed the resolution creating the Series A Junior Participating Preferred Stock with the Hawaii Department of Commerce and Consumer Affairs. Pursuant to Section 415-16 of the Hawaii Revised Statutes (Hawaii Business Corporation Act 1992), which was in effect at the time of the authorization, the filing of the resolution establishing and designating this series of Preferred Stock constituted an amendment to the 1987 Restated Articles.

  •
  In May of 2006, the Board and shareholders approved two amendments of the 1987 Restated Articles which

    (a) amended the first paragraph of Article Fourth to increase the amount of HEI Common Stock from 100,000,000 shares to 200,000,000 shares and (b) replaced the provisions of Section (b) of Article Sixth with a new provision recognizing the responsibility of the audit committee for the appointment, removal, compensation and oversight of HEI's independent registered public accounting firm.

        The proposed Amended and Restated Articles of Incorporation, if approved by shareholders, will:

  •
  Incorporate in one document the three amendments to the 1987 Restated Articles previously approved by shareholders in 1990 and 2006, except that the amendment approved in 1990 will be set forth in Article Thirteenth (rather than Article Fourteenth) and the statutory reference included therein will be to Section 414-222 of the Hawaii Revised Statutes, rather than to Section 415-48.5 of the Hawaii Revised Statutes.

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  Eliminate the designation of HEI's Series A Junior Participating Preferred Stock, with the effect that HEI's authorized capital stock shall be 200,000,000 shares of Common Stock without par value and 10,000,000 shares of Preferred Stock without par value, none of which Preferred Stock will have been designated or issued.

  •
  Delete historical information and an outdated provision not required to be included in amended and restated articles of incorporation under Hawaii law, and thereby shorten and simplify HEI's articles of incorporation. These deletions are of (i) the preamble to the 1987 Restated Articles, (ii) information concerning the identity of the initial directors and officers of the corporation in Article Fifth and section (a) of Article Sixth of the 1987 Restated Articles, respectively, (iii) a provision in Article Fifth of the 1987 Restated Articles which permits a provision to be included in the HEI By-laws for filling temporary vacancies caused by the illness, absence from the Island of Oahu, or other disability of directors, (iv) information concerning the initial subscriber for HEI's shares that comprised Article Thirteenth of the 1987 Restated Articles and (v) the final paragraph of the 1987 Restated Articles relating to execution of the articles by the initial incorporators.

        Change in Statutory Reference.    As noted in the first bullet point above, the 1987 Restated Articles were amended in 1990 by the addition of a new Article Fourteenth, the first sentence of which provides:

          The personal liability of directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under Hawaii law, including, without limitation, to the fullest extent permissible under Section 415-48.5 of the Hawaii Revised Statutes, as amended from time to time.

        Since Article Thirteenth of the 1987 Restated Articles has been eliminated as unnecessary historical information, the provision added as Article Fourteenth in 1990 is numbered Article Thirteenth in the proposed Amended and Restated Articles of Incorporation. Article Thirteenth differs from former Article Fourteenth in the 1987 Restated Articles only in that the statutory reference in Article Thirteenth is changed from Section 415-48.5 of the Hawaii Revised Statutes to Section 414-222 of the Hawaii Revised Statutes. Section 415-48.5 was the provision of the Hawaii Business Corporation Act (Chapter 415 of the Hawaii Revised Statutes) in effect in 1990 that related to the ability of a corporation to eliminate or limit the liability of directors by a provision to that effect in its articles of incorporation, and Section 414-222 is the counterpart provision in the current Hawaii Business Corporation Act (Chapter 414 of the Hawaii Revised Statutes), which became effective in July of 2001.

        Even without changing the statutory reference, Section 414-222 would determine the extent to which a director's liability has been eliminated by HEI, since Section 414-222 is the statutory provision that currently governs the extent to which a director's liability can be eliminated or limited under Hawaii law. Section 414-222 permits a corporation to eliminate the personal liability of a director in a provision such as Article Thirteenth except for (1) the amount of a financial benefit received by a director to which the director is not entitled, (2) an intentional infliction of harm on the corporation or its shareholders, (3) a violation of Section 414-223 (which relates to the liability of a director for an unlawful dividend or other distribution, such as an unlawful share repurchase) and (4) an intentional violation of criminal law.

        Elimination of the Series A Junior Participating Preferred Stock.    HEI and Continental Stock Transfer & Trust Company, as Rights Agent, entered into a Rights Agreement, dated October 28, 1997, which was subsequently amended on May 7, 2003 and October 26, 2004. At the time the Rights Agreement was entered into and in accordance with its provisions, the Board authorized a series of 500,000 shares of Preferred Stock designated as Series A Junior Participating Preferred Stock and filed the resolution establishing the terms of this series of preferred stock with the Hawaii Department of Commerce and Consumer Affairs. At its meeting on October 30, 2007, the Board unanimously voted to allow the Rights Agreement to expire in accordance with its terms on November 1, 2007 and the Rights Agreement and related rights created thereby have expired.

        No shares of Series A Junior Participating Preferred Stock were ever issued pursuant to the Rights Agreement and, with expiration of the Rights Agreement, none are planned to be issued. Because the resolution establishing the terms of the Series A Junior Participating Preferred Stock is considered part of HEI's Articles of Incorporation, however, elimination of this series of preferred stock requires shareholder approval. By approving the proposed Amended and Restated Articles of Incorporation, which make no reference to the Series A Junior Participating Preferred Stock, shareholders will be approving the elimination of the Series A Junior Preferred Stock effective upon filing the Amended and Restated Articles of Incorporation with the Hawaii Department of Commerce and Consumer Affairs.

        YOUR BOARD RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE AMENDED AND RESTATED ARTICLES OF INCORPORATION.

Nominees for Class I directors whose terms expire at the 2012 Annual Meeting

Shirley J. Daniel, Ph.D., C.P.A.
Age 55
Director Since 2002
Professor of Accountancy, Shidler College of Business, University of Hawaii-Manoa since 1986.
Director of American Savings Bank, F.S.B., a subsidiary of HEI.

Constance H. Lau
Age 56
Director 2001 to 2004 and since May 2006
President and Chief Executive Officer of Hawaiian Electric Industries, Inc. since May 2006. Chairman and Chief Executive Officer of American Savings Bank, F.S.B., a subsidiary of HEI, since February 2008. Chairman, President and Chief Executive Officer of American Savings Bank, F.S.B., from May 2006 to January 2008. President, Chief Executive Officer and director of American Savings Bank, F.S.B., from June 2001 to May 2006. Chairman of Hawaiian Electric Company, Inc., a subsidiary of HEI, since May 2006.
Director of Hawaiian Electric Industries Charitable Foundation, Alexander & Baldwin, Inc., Hawaii Bankers Association, Associated Electric and Gas Insurance Services, Ltd., Consuelo Zobel Alger Foundation and Maunalani Foundation. Trustee, Punahou School. Member, Hawaii Business Roundtable.

A. Maurice Myers
Age 68
Director Since 1991
Chairman, President and Chief Executive Officer of Waste Management, Inc. (environmental services), Houston, Texas from November 1999 to November 2004; now retired.
Director of BIS Industries, Ltd. and member of the Oceanic Time Warner Cable advisory board. Chairman Emeritus, Keep America Beautiful.

James K. Scott, Ed.D.
Age 57
Director Since 1995
President of Punahou School since 1994.
Director of American Savings Bank, F.S.B., a subsidiary of HEI, and Hawaii Association of Independent Schools. Chairman, Secondary School Admission Test Board. Trustee, Blood Bank of Hawaii and Barstow Foundation.

Continuing Class II directors whose terms expire at the 2010 Annual Meeting

Thomas B. Fargo
Age 60
Director Since 2005
President and Chief Executive Officer, Hawaii Superferry, Inc. since April 2008.
    President, Trex Enterprises Corporation from April 2005 to April 2008.
Commander, U.S. Pacific Command from May 2002 to February 2005.
Director of Hawaiian Electric Company, Inc., a subsidiary of HEI; United Services Automobile Association; Northrup Grumman Corporation; and Japan-America Society of Hawaii. Trustee, Hawaii Pacific University and Iolani School board of governors. National Vice Chair, Pearl Harbor Memorial Fund.
Diane J. Plotts Age 73 Director Since 1987 Business advisor since 2000. Director of American Savings Bank, F.S.B., a subsidiary of HEI. Trustee, Kamehameha Schools.

Kelvin H. Taketa
Age 54
Director Since 1993
President and Chief Executive Officer of the Hawaii Community Foundation since 1998.
Director of Hawaiian Electric Company, Inc., a subsidiary of HEI; Independent Sector; and Sunrise Capital, Inc., a private equity aquaculture development company.

Jeffrey N. Watanabe
Age 66
Director Since 1987
Honorary Of Counsel in the law firm of Watanabe Ing LLP since July 2007. Senior partner, Watanabe Ing & Komeiji LLP from 1972 to June 2007.
Chairman of Hawaiian Electric Industries, Inc. Director of Hawaiian Electric Company, Inc. and American Savings Bank, F.S.B., each a subsidiary of HEI; Hawaiian Electric Industries Charitable Foundation; Alexander & Baldwin, Inc.; Cellular Bioengineering, Inc.; First Insurance Company of Hawaii, Ltd.; Grace Pacific Corporation; Mid-Week Printing, Inc./Oahu Publications, Inc.; Tissue Genesis, Inc.; and Trex Enterprises Corporation. Trustee, Consuelo Zobel Alger Foundation, Punahou School, and Sesame Workshop.

Continuing Class III directors whose terms expire at the 2011 Annual Meeting

Don E. Carroll
Age 67
Director Since 1996
Chairman of Oceanic Time Warner Cable Advisory Board from February 2001 to April 2005; now retired. Vice President of Time Warner Cable from 1985 to April 2005.
Director of American Savings Bank, F.S.B., a subsidiary of HEI; Island Insurance Company; Pacific Guardian Life; and The 200 Club. Member of the advisory boards of Oceanic Time Warner Cable and Boy Scouts of America-Aloha Council.

Richard W. Gushman, II
Age 63
Director Since 2007
President and Owner of DGM Group since 1988.
Director of American Savings Bank, F.S.B., a subsidiary of HEI; Outrigger Enterprises; Servco Pacific Inc.; and James Campbell Corp., LLC. Managing Partner of Summit Financial Resources. Trustee of the Estate of James Campbell and Hawaii Community Foundation. Member of advisory boards of Boys and Girls Club of Hawaii and Department of Hawaiian Home Lands.

Victor H. Li, S.J.D.
Age 67
Director Since 1988
Co-chairman, Asia Pacific Consulting Group since 1992. President, Li Xing School Foundation since 1989.
Director of American Saving Bank, F.S.B., a subsidiary of HEI. Trustee, Pan Asian Repertory Theatre.

Barry K. Taniguchi
Age 61
Director Since 2004
President and Chief Executive Officer of KTA Super Stores since 1989.
Director of Hawaiian Electric Company, Inc. and American Savings Bank, F.S.B., each a subsidiary of HEI; Hawaii Electric Light Company, Inc. and Maui Electric Company, Limited, each a subsidiary of Hawaiian Electric Company, Inc.; Hawaii Employers Mutual Insurance Corporation; and Hawaii Island Economic Development Board. Trustee, Hawaii Community Foundation, Public Schools of Hawaii Foundation, Tax Foundation of Hawaii, and Lyman House Memorial Museum. Chair, The Food Basket-Hawaii Island's Foodbank. Vice Chair, Hawaii Health System Corporation Corporate Board.

Corporate Governance

What are HEI's governance policies and guidelines?

        In 2008, the Board and management continued to review and monitor corporate governance trends and best practices to comply with the corporate governance requirements of the New York Stock Exchange Listed Company Manual and Securities and Exchange Commission regulations. As part of an annual review, the HEI Corporate Governance Guidelines, Revised Code of Conduct (which includes the code of ethics for the HEI Chief Executive Officer, Financial Vice President and Controller), and charters for the Audit, Compensation, Executive, and Nominating and Corporate Governance Committees were reviewed and revised as deemed appropriate by the Board. Current copies of these documents may be found on HEI's website at www.hei.com and are available in print to any shareholder who requests them.

How does the Board select nominees for the Board?

        The Nominating and Corporate Governance Committee considers candidates for Board membership suggested by its members and other Board members, as well as by management and shareholders. The Committee may retain a third-party search firm to help identify candidates from time to time.

        Among the qualifications considered in the Nominating and Corporate Governance Committee's assessment of a proposed candidate are knowledge, experience, skills, expertise, diversity, personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication, and absence of conflicts of interest. The Committee believes that the Board should reflect a diversity of experience, gender, ethnicity, and age. The Committee also considers other relevant factors as it deems appropriate including, but not limited to, current composition of the Board, balance of independent and non-independent directors, and need for financial expertise.

        Once candidates are identified, the Nominating and Corporate Governance Committee may review publicly available information to assess whether the candidate should be considered further. If the Committee determines that the candidate warrants further consideration, the Chairman of the Committee or another member of the Committee will contact the person and, if the person indicates a willingness to be considered for service on the Board, the candidate will be asked to provide information such as accomplishments and qualifications and one or more interviews may be conducted. The Committee members may contact one or more references provided by the candidate or other members of the business community who may have first-hand knowledge of the candidate's qualifications and accomplishments. The evaluation process does not vary based on whether or not a candidate is recommended by a shareholder.

How can shareholders communicate with the directors?

        Shareholders and all interested parties may contact (1) any member of the Board, including the nonemployee Chairman of the Board and any employee director or (2) the nonemployee directors as a group, by mail. To communicate with the Board, any individual director or any group of directors, correspondence should be addressed to the Board or any such individual or group by either name or title. All such correspondence should be sent in care of the Corporate Secretary, Hawaiian Electric Industries, Inc., P. O. Box 730, Honolulu, HI 96808-0730. The mail will be forwarded, unopened, to the named individual director or, in the case of a group, to the Chairman of the Board.

How does the Board evaluate itself?

        The Board follows an annual process of evaluating the operations and effectiveness of the Board as a whole, as well as self-evaluations by individual directors up for election. In reviewing the Board as a whole, directors evaluate and comment on board structure, meetings, responsibilities, performance of directors and relationship between the Board and management. Directors who are nominees for reelection evaluate their own individual meeting preparation, participation in meetings, contributions to the group, knowledge of the issues and concerns of HEI and understanding of the role of the Board in the governance of HEI. The Board and self-evaluation forms are submitted to the Nominating and Corporate Governance Committee for its review, after which the Committee recommends to the Board any procedures and practices to be adopted to improve the operations of the Board. The Chairman of the Committee or the nonemployee Chairman of the Board may meet with individual directors to discuss their performance, as appropriate.

        As required by the New York Stock Exchange corporate governance listing standards, the Audit, Compensation, and Nominating and Corporate Governance Committees developed a process for self-evaluation whereby committee members reviewed and evaluated their respective committee charters and committee meetings. The Audit Committee also reviewed and evaluated its duties and responsibilities, its relationships with management and the internal and external auditors and the qualifications of its members, including financial expertise.

Who are the independent directors of the Board?

        For a director to be considered independent, the Board must affirmatively determine that the director does not have any direct or indirect material relationship with HEI or its consolidated subsidiaries, in compliance with the New York Stock Exchange corporate governance listing standards. The Board has established categorical standards to assist it in determining director independence. In applying these standards, which are set forth in Appendix C to this Proxy Statement and are also available on HEI's website at www.hei.com, the Board considers all relevant facts and circumstances in making a determination of independence.

        In its annual reviews of director independence, the Board affirmatively determined that, with the exception of Constance H. Lau, HEI's President and Chief Executive Officer, who is the only employee director of HEI, each director, nominee for director, and each person who served as a director in 2008 has no direct or indirect material relationship with HEI or its consolidated subsidiaries and is independent. In making these determinations, the Board considered the relationships listed below:

  •
  with respect to Shirley J. Daniel, Thomas B. Fargo, Richard W. Gushman, II, Victor H. Li, James K. Scott, Kelvin H. Taketa, Barry K. Taniguchi and Bill D. Mills (who resigned as an HEI director in 2008), the amount of electricity purchased from HEI's electric utility subsidiaries by entities for which these nonemployee directors serve or served at any time in 2008 as employees, officers or advisors or in which nonemployee directors have ownership interests or immediate family members who serve as officers of such entities, excluding from the calculation pass-through surcharges for fuel and for Hawaii state revenue taxes,

  •
  with respect to Don E. Carroll, Shirley J. Daniel, Thomas B. Fargo, Richard W. Gushman, II, Victor H. Li, Diane J. Plotts and Jeffrey N. Watanabe, loans and other extensions of credit made by HEI's banking subsidiary, American Savings Bank, F.S.B., to these nonemployee directors and entities for which these nonemployee directors serve or served at any time in 2008 as executive officers or in which these nonemployee directors have ownership interests, including the preferential rate loans described under "Are there any related person transactions with HEI or its subsidiaries?" on pages 66-67,

  •
  with respect to Don E. Carroll, Shirley J. Daniel, Thomas B. Fargo, Richard W. Gushman, II, Diane J. Plotts, Kelvin H. Taketa, Barry K. Taniguchi, Jeffrey N. Watanabe and Bill D. Mills (who resigned as an HEI director in 2008), the amount of charitable contributions made by HEI and its subsidiaries to tax-exempt organizations and schools for which nonemployee directors or their immediate family members serve as employees, officers, board members or trustees,

  •
  with respect to Thomas B. Fargo, James K. Scott, Kelvin H. Taketa and Jeffrey N. Watanabe, other directorships, trusteeships or officer positions held by these nonemployee directors at entities for which another director or former executive officer of HEI serves or served at any time during 2008 as an officer, director or trustee,

  •
  with respect to Don E. Carroll, the employment of his son at HEI's banking subsidiary, American Savings Bank, F.S.B., in a non-officer capacity,

  •
  with respect to Jeffrey N. Watanabe, his status as retired partner and honorary Of Counsel to the law firm of Watanabe Ing LLP, which performs legal services for certain of HEI's subsidiaries, and the retirement benefits he receives from the firm, which were fixed at the time of his retirement in 2007 and are not tied to the firm's profitability, and

  •
  with respect to Diane J. Plotts, her service as a trustee of a private trust that leases land and an office building to one of HEI's electric utility subsidiaries and the amount of lease payments under the long-term lease.

None of the relationships described above exceeded the applicable thresholds in HEI's categorical standards for director independence or were determined by the Board to be a direct or indirect material relationship that would impair a nonemployee director's independence.

What other Board practices does HEI have?

        The nonemployee directors meet regularly in executive sessions without management present. In 2008, these sessions were chaired by Jeffrey N. Watanabe, who is the Chairman of the Board. Mr. Watanabe may request that other nonemployee directors chair the executive sessions.

        Information related to issues to be considered at a Board or Committee meeting and other materials are distributed, to the extent practical, to the directors in advance of the meeting to allow for review prior to the meeting.

Board of Directors

How often did the Board of Directors meet in 2008?

        In 2008, there were seventeen regular and two special meetings of the Board of Directors. All directors attended at least 75% of the combined total meetings of the Board and Board committees on which they served (during the periods they served).

Did all directors attend last year's Annual Meeting?

        All members of the Board of Directors attended the 2008 Annual Meeting of Shareholders. HEI encourages the directors to attend each year's Annual Meeting of Shareholders.

Committees of the Board

What committees has the Board established and how often did they meet?

        The Board of Directors has four standing committees: Audit, Compensation, Executive, and Nominating and Corporate Governance. Members of these committees are generally appointed annually by the Board taking into consideration the recommendation of the Nominating and Corporate Governance Committee. The names of the current committee members are shown on the table below. In addition, the table below also shows the number of meetings of each committee held in 2008.

Name	Audit		Compensation		Executive		Nominating and Corporate Governance

Don E. Carroll			X

Shirley J. Daniel	X

Thomas B. Fargo (1)	X		X	(4)

Richard W. Gushman, II							X

Constance H. Lau (2)					X

Victor H. Li			X

Bill D. Mills (3)			X

A. Maurice Myers			X

Diane J. Plotts	X	(4)	X		X

James K. Scott	X						X

Kelvin H. Taketa							X	(4)

Barry K. Taniguchi	X

Jeffrey N. Watanabe					X	(4)

Number of Meetings in 2008	4		8		0		6

(1)
Admiral Fargo was appointed Compensation Committee Chairman on May 6, 2008.

(2)
Ms. Lau is an employee director.

(3)
Mr. Mills was Compensation Committee Chairman from 2004 to May 6, 2008. He retired from the Board on July 9, 2008.

(4)
Committee Chairman.

What are the primary functions of each of the four committees?

•      Audit Committee

        The Audit Committee operates and acts under a written charter, which was adopted and approved by the Board and may be found on HEI's website at www.hei.com and is available in print to any shareholder who requests it. The Committee provides independent and objective oversight of HEI's (1) financial reporting processes, (2) appointment, compensation and oversight of the independent registered public accounting firm performing audits of HEI's financial statements, (3) internal controls, (4) risk assessment and risk management policies set by management and (5) oversight of related person transactions of officers. The Committee also reviews and approves or disapproves related person transactions for officers and reviews and resolves complaints from any employee regarding accounting, internal controls or auditing matters. All members of the Committee are independent directors as independence for audit committee members is defined in the listing standards of the New York Stock Exchange. Admiral Fargo, a member of the committee, is also a member of the audit committee of Northrop Grumman Corporation, a publicly traded company. See pages 68-69 for the Audit Committee Report.

•      Compensation Committee

        The Compensation Committee operates and acts under a written charter, which was adopted and approved by the Board and may be found on HEI's website at www.hei.com and is available in print to any shareholder who requests it. The Committee oversees HEI's employee and director compensation and employee benefit plans and practices, including its executive compensation plans and its incentive compensation and equity-based plans. See "Compensation Discussion and Analysis—Compensation Process," pages 19-20, for additional discussion of the role of the Compensation Committee, including the scope of the authority, the extent to which it may delegate authority and any role of the compensation consultant or executive officers in the compensation process.

        The Compensation Committee consists of three or more directors as determined from time to time by the Board. Each member of the Committee is qualified to serve on the Committee pursuant to the requirements of the New York Stock Exchange. At least a majority of the members of the Committee qualifies as "nonemployee directors" within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, and "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code. The Committee may form subcommittees of its members and delegate its authority to the subcommittee. The Nonemployee Director Subcommittee of the Compensation Committee has the authority to make equity grants on behalf of the Committee.

        See Compensation Committee Interlocks and Insider Participation on page 67.

•      Executive Committee

        The Executive Committee operates and acts under a written charter, which was adopted and approved by the Board and may be found on HEI's website at www.hei.com and is available in print to any shareholder who requests it. The Committee is authorized to act on matters brought before it when a meeting of the full Board is impractical. It may also consider any other matter concerning HEI that may arise from time to time. The Committee is currently comprised of the Chairman of the Board, the HEI President and Chief Executive Officer and one additional independent director.

•      Nominating and Corporate Governance Committee

        The Nominating and Corporate Governance Committee operates and acts under a written charter, which was adopted and approved by the Board and may be found on HEI's website at www.hei.com and is available in print to any shareholder who requests it. All members of the Committee are independent directors as defined in the listing standards of the New York Stock Exchange. Its functions include (1) reviewing the background and qualifications of potential nominees for the board of directors of HEI and its subsidiary companies presented by shareholders, directors and management, (2) recommending to the Board the slate of nominees to be submitted to shareholders for election at the next Annual Meeting, (3) advising the Board with respect to matters of Board composition and procedures, (4) overseeing the annual evaluation of the Board, (5) reviewing nonemployee director related person transactions and (6) overseeing corporate governance matters generally.

        See the section on Corporate Governance on pages 11-12 for a discussion concerning the involvement of this Committee on matters relating to corporate governance.

Compensation Committee Report

        The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis that follows. Based on that review and discussion, the Compensation Committee recommended, and the Board concurred, that the Compensation Discussion and Analysis be included in this proxy statement.

SUBMITTED BY THE COMPENSATION COMMITTEE OF
THE HEI BOARD OF DIRECTORS
Thomas B. Fargo, Chairman
Don E. Carroll
Victor H. Li
A. Maurice Myers
Diane J. Plotts

Compensation Discussion and Analysis

Who were the named executive officers for HEI in 2008?

        For 2008, the named executive officers of HEI were:

    1.
    Constance H. Lau, President and Chief Executive Officer of HEI; Chairman of the Board of Hawaiian Electric Company, Inc. ("Hawaiian Electric Company"); and Chairman of the Board and Chief Executive Officer of American Savings Bank, F.S.B. ("American Savings Bank").

    2.
    Eric K. Yeaman, HEI Financial Vice President, Treasurer and Chief Financial Officer, from January 1, 2008 to January 31, 2008, and Hawaiian Electric Company Senior Executive Vice President and Chief Operating Officer from February 1, 2008 to June 12, 2008.

    3.
    Curtis Y. Harada, HEI Controller, from January 1, 2008 to December 7, 2008. He was promoted to HEI Vice President, Controller and Chief Accounting Officer on December 8, 2008. He served as HEI Acting Financial Vice President, Treasurer and Chief Financial Officer, from February 1, 2008 to January 25, 2009. On January 26, 2009, James A. Ajello joined HEI as Senior Financial Vice President, Treasurer and Chief Financial Officer.

    4.
    Chester A. Richardson, HEI Vice President-General Counsel. He was promoted to HEI Senior Vice President-General Counsel and Chief Administrative Officer on December 8, 2008.

    5.
    T. Michael May, President and Chief Executive Officer of Hawaiian Electric Company. Mr. May retired as of December 31, 2008. On January 1, 2009, Richard M. Rosenblum joined Hawaiian Electric Company as President and Chief Executive Officer.

    6.
    Timothy K. Schools, Senior Executive Vice President and Chief Operating Officer of American Savings Bank, from January 1, 2008 to January 31, 2008, and American Savings Bank President since February 1, 2008.

Summary of Results

        In 2006 and 2007, HEI, Hawaiian Electric Company and American Savings Bank did not meet their respective minimum financial thresholds and no annual executive incentive bonuses were paid to executives at HEI, Hawaiian Electric Company or American Savings Bank. For the past three long-term performance periods (2003 - 2005, 2004 - 2006, and 2005 - 2007), no HEI (holding company) long-term incentive goals were achieved and no HEI long-term incentive awards were paid to HEI executives (although Ms. Lau did receive long-term incentive awards for subsidiary bank goals that were set when she was American Savings Bank President and Chief Executive Officer).

        In 2008, HEI successfully achieved its annual and long-term incentive goals. HEI's stock price and total returns outperformed many of its utility peers. The utility regained financial strength primarily due to interim rate relief for Hawaiian Electric Company in the last quarter of 2007. On October 20, 2008, Hawaiian Electric Company and the State of Hawaii announced an ambitious agreement to speed up the State's move toward renewable energy, positioning Hawaii at the forefront of clean energy leadership and providing the potential to change the utility's business model. In June 2008, American Savings Bank substantially completed the restructuring of its balance sheet through the sale of approximately $1.3 billion of mortgage-related securities and the early extinguishment of $1.2 billion of certain borrowings to strengthen future profitability ratios of net interest margin and return on assets, while remaining "well-capitalized" and without significantly impacting future net income and interest rate risk. The restructuring allowed the bank to pay a dividend to HEI of $54.7 million on September 9, 2008 to fund HEI's third quarter common dividend and reduce HEI's commercial paper levels. Excluding the one-time charge related to the balance sheet restructuring, bank earnings improved, benefitting from a steeper yield curve, good credit quality and lower expenses resulting from performance improvement initiatives. Based on these results, the Compensation Committee decided to award incentives to each of the named executive officers as detailed below.

Summary of Significant Changes

        The Compensation Committee has the responsibility for recommending the total compensation program for HEI and its subsidiaries, subject to the approval of the Board. In 2008, the Compensation Committee held eight meetings to approve the overall executive compensation program design. The Committee held lengthy discussions, with and without management present, regarding best pay practices and trends. The Compensation Committee substantially revamped HEI's executive compensation programs to comply with new regulations, to establish leading best practices, and to align executive compensation more directly with shareholder interests. The primary purpose of the changes was to make HEI's executive compensation more performance based.

        The following are some of the major revisions made to the executive compensation programs in 2008:

  •
  The HEI Supplemental Executive Retirement Plan was frozen, effective December 31, 2008. The HEI Supplemental Executive Retirement Plan is a noncontributory, nonqualified plan that was adopted by HEI, effective January 1, 1989, for the benefit of its Chief Executive Officer and other executives designated by the Compensation Committee in recognition of the integral role of these critical executives. This enhanced supplemental executive retirement plan gave participants the potential for additional retirement income. The Compensation Committee decided to freeze this plan because of the expense of maintaining these benefits, the recognition of current economic times, and in light of what it considers to be best practices. In deciding to freeze this plan, the Compensation Committee concluded that the inclusion of annual incentive compensation in addition to salary in the calculation of the supplemental pension benefit, while competitive with other utilities at the time the provision was enacted, is not consistent with HEI's philosophy to emphasize performance-based rewards. At the time of the freeze of benefit accruals, Constance Lau, the HEI President and Chief Executive Officer, was the only active employee participating in the HEI Supplemental Executive Retirement Plan. When she retires, Ms. Lau will receive benefits that she accrued and earned under this plan through December 31, 2008. Beginning on January 1, 2009, she will be a participant in the HEI Excess Pay Plan. Because it does not include the value of annual incentive compensation in the calculation of the supplemental pension benefit, the pension Ms. Lau will earn under the HEI Excess Pay Plan is more in line with what other employees and executives receive upon retirement and thus provides for a more equitable compensation program.

  •
  The American Savings Bank Supplemental Executive Retirement, Disability, and Death Benefit Plan was frozen, effective December 31, 2008 to enhance the focus on performance-based rewards as noted above. This plan included half of a participant's annual incentive compensation in addition to salary in the calculation of the supplemental pension benefit. At the time of the freeze, Timothy Schools, the American Savings Bank President, was the only active named executive officer participating in this plan. Because the American Savings Bank Retirement Plan, a qualified defined benefit plan, was frozen on December 31, 2007, the freezing of the American Savings Bank Supplemental Executive Retirement, Disability, and Death Benefit Plan aligns the retirement benefits received by American Savings Bank executives with what other American Savings Bank employees receive upon retirement and thus provides for a more equitable compensation program.

  •
  The HEI Excess Pay Plan, HEI Supplemental Executive Retirement Plan, American Savings Bank Supplemental Executive Retirement, Disability, and Death Benefit Plan, HEI Executives' Deferred Compensation Plan, HEI Non-Employee Directors' Deferred Compensation Plan, and American Savings Bank Select Deferred Compensation Plan, each a nonqualified deferred compensation plan, were amended and restated effective January 1, 2009, to comply with final regulations under Section 409A of the Internal Revenue Code. Benefits paid from all these plans (to the extent not earned and vested as of December 31, 2004) to "specified employees," as defined in Section 409A, on account of separation from service must be delayed until at least six months after the specified employee's separation from service. The plans were also amended so that a participant will forfeit all benefits if terminated for cause, defined as a violation of the HEI Corporate Code of Conduct, which governs HEI and its affiliated companies.

  •
  New change-in-control agreements were entered into with the named executive officers. The agreements are intended to provide income protection to officers in the event of a change in control of the company that also results in the named executive officers' loss of employment. Effective January 1, 2009, the severance multiples under these agreements, previously at 2.99 times W-2 average earnings, were changed to multiples of one to three times salary and bonus, depending on the executive's position. The change-in-control agreements continue to require both a change in control and a loss of a job in limited circumstances (i.e., a "double trigger"), as defined in the agreement.

  •
  Effective April 2008, a participant forfeits any potential annual or long-term incentive award if the participant terminates employment within the performance period (other than after a change in control) for any reason other than retirement, death or disability.

        The following are some of the major revisions that will be made to the executive programs in 2009:

  •
  Base salaries for the named executive officers, excluding salary adjustments for executives who have assumed or will assume additional responsibilities, will be frozen in 2009. The salary structure (cost of living adjustments to the executive salary grades) will also be frozen in 2009.

  •
  Annual and long-term incentives for performance periods beginning in 2009 will be based on a percentage of an executive's base salary, rather than the salary midpoint of the executive's grade, to better reflect individual contributions. Each incentive metric will have its own threshold.

  •
  The 2009-2011 long-term incentive plan will generally be paid 60% in cash and 40% in stock units, with a value determined at the beginning of the performance period, so that the awards will have a stronger linkage to improvements in shareholder value.

  •
  Effective January 1, 2009, company-paid executive physicals and preferential loans to new American Savings Bank employees, including executives, have been eliminated (although existing loans will be grandfathered), in keeping with HEI's philosophy to reduce nonperformance perquisites.

  •
  In 2009, restricted stock units will be awarded instead of restricted stock awards. Restricted stock units will allow pro rata vesting upon an executive's retirement, death or disability, while discouraging departures prior to retirement.

  •
  The HEI President and Chief Executive Officer will be required to own five times (formerly two and a half times) her salary in stock within five years from the date the policy was changed on January 26, 2009. The policy was changed to be more consistent with what the Compensation Committee believes to be best practices.

Compensation Process

  Who is responsible for determining appropriate executive compensation?

        The Compensation Committee has the responsibility for recommending the total compensation program for HEI and its subsidiaries, subject to the approval of the Board. The Committee has authority to retain or terminate the services of consultants and advisors to provide advice to the Committee. The Committee approves, modifies or rejects its consultants', advisors' or management's recommendations regarding executive compensation programs, including incentive compensation and equity-based plans. The Committee may delegate authority to a subcommittee of no fewer than two members of the Committee to determine matters such as equity compensation. The Board approves the actions of the Committee, and where the executive works at a subsidiary of HEI, the actions of the Committee are also approved by the subsidiary board.

        The Board conducts an evaluation of the performance of the President and Chief Executive Officer, including her performance, in light of corporate goals and objectives relevant to her compensation. The Compensation Committee, with the assistance of its independent compensation consultant, recommends an executive compensation package for the President and Chief Executive Officer based on the Board's evaluation. The independent directors of the Board approve the compensation of the President and Chief Executive Officer.

  Can the Compensation Committee modify or terminate executive compensation programs?

        The Compensation Committee reserves the right to amend, suspend or terminate incentive programs or any other executive compensation program. The Committee can exercise its discretion to reduce or (except to the extent an award or payout is intended to satisfy the requirements of Section 162(m) of the Internal Revenue Code) increase the size of any award or payout.

        In making its compensation determinations, the Compensation Committee will consider financial accounting consequences if appropriate. For instance, the Committee may determine that there should not be any incentive payout that would otherwise result solely from a new way of accounting for a financial measure. The Committee will also consider tax consequences if appropriate. For instance, the Committee will take into account tax deductibility in establishing executive compensation, but it reserves the right to award compensation even when not deductible, if it is reasonable and appropriate.

  Does HEI have the right to force executives to return compensation received?

        In 2007, the Compensation Committee approved, and the Board ratified, an executive compensation recovery policy for the recoupment of performance-based awards paid to executives who are found to be personally responsible for fraud, gross negligence, or intentional misconduct that causes

HEI or any of its operating subsidiaries to restate all or a portion of its financial statements. The amount to be recovered from the executive will be the amount by which the performance-based award exceeded the amount that would have been payable to the executive had the financial statements been initially filed as restated, or any other amount (including, but not limited to, the entire award) that the Committee shall determine, but in no event will the amount to be recovered by HEI be less than the amount required to be repaid or recovered as a matter of law. The Committee has the discretion to determine whether HEI shall effect any such recovery (i) by seeking repayment from the executive, (ii) by reducing any other amount payable under any compensatory plan or program maintained by HEI, (iii) by withholding payment of future increases in compensation (including the payment of any discretionary bonus amount) or grants of compensatory awards, or (iv) by any combination of the foregoing. In addition, HEI may dismiss an executive found to be personally responsible for the fraud, gross negligence, or intentional misconduct or take such other action to enforce the executive's obligations to HEI as it may deem appropriate based on the particular circumstances of the situation.

  What is the role of the compensation consultant?

        The Compensation Committee's independent compensation consultant is Towers Perrin. The Committee engages Towers Perrin to provide the Committee with advice and data with respect to compensation benchmarking and market practices. Towers Perrin works with the Compensation Committee Chairman and Committee members in recommending executive compensation initiatives and proposed changes.

        In 2008, the Compensation Committee engaged Towers Perrin to provide a comprehensive review of HEI's compensation and benefit policies and practices for executives. This review included HEI's peer group, compensation philosophy, compensation levels, incentive and stock plan design, and other compensation components. The Committee authorized these projects to ensure that all of HEI's compensation and benefit programs align with its strategies, to enhance linkage of rewards to results that support shareholder value, to ensure fairness in the administration of plans, to simplify programs to drive greater understanding, to maintain the competitiveness of the program, and to manage costs within HEI's financial resources.

        Towers Perrin does not provide any other services to HEI and its subsidiaries other than the compensation services described above. Actuarial services to HEI, American Savings Bank, and Hawaiian Electric Company are provided by Watson Wyatt Worldwide.

  What is the role of executive officers in determining named executive officer compensation?

        With the permission of the Compensation Committee, in 2008, the HEI President and Chief Executive Officer, the HEI Senior Vice President-General Counsel and Chief Administrative Officer, the American Savings Bank President and other executives discussed with, and provided perspectives to, Towers Perrin regarding HEI's compensation philosophy and the methodology and metrics for computing executive incentives. Human resources and finance and other personnel provided data in response to the Compensation Committee's and Towers Perrin's requests.

        Although the HEI President and Chief Executive Officer is a director on the HEI Board, she did not participate in any Board decisions impacting her own compensation. In April 2008, Ms. Lau recommended to the Compensation Committee base salary increases for her direct reports: Mr. May, Mr. Harada, and Mr. Richardson.

 Compensation Program

  What are the objectives of HEI's executive compensation programs?

        The following are the primary objectives of HEI's compensation programs:

  •
  Create a competitive advantage to attract, retain and motivate talented executives.

  •
  Emphasize performance-based rewards driven by results within the scope of the executive's role.

  •
  Provide compensation, benefits and perquisites that are designed to be competitive with peer companies.

  •
  Incent and reward performance relative to business plans and strategies that create and preserve shareholder value.

  •
  Provide differentiated reward strategies among HEI and its operating bank and utility subsidiaries to align with specific business needs and talent markets.

  What is each element of executive compensation?

        To meet the compensation objectives described above, the compensation for named executive officers includes the following elements:

  •
  Base salary.

  •
  Annual performance-based cash incentive compensation.

  •
  Long-term performance-based equity and non-equity incentive compensation.

  •
  Health and welfare benefits, retirement benefits and limited perquisites.

  Why does HEI choose to pay each element?

  •
  HEI chooses to pay its executives a base salary because salary for services rendered during the year recognizes the individual's position, responsibilities, experience, and performance.

  •
  HEI provides its executives the opportunity to earn annual cash incentives based on the achievement of goals to build fundamental earnings in a controlled risk manner. The annual incentive goals motivate executives and encourage their commitment to HEI's success. Shareholders benefit from the achievement of these goals.

  •
  HEI provides longer-term incentives to support initiatives to provide long-term growth in shareholder value, to increase HEI's financial and strategic flexibility, and to build the fundamental value of HEI's operating companies in their respective industries. HEI pays its executives in a mix of earned long-term incentives paid partially in HEI stock and service-based restricted stock or stock units in order to encourage stock ownership and alignment of the interests of executives and shareholders. HEI's long-term incentive plan rewards executives based on HEI's successful financial performance over rolling three-year performance periods. The three-year performance period provides balance with the shorter-term focus of the annual incentive compensation plan.

  •
  HEI pays its executives health and welfare benefits, retirement benefits, and limited perquisites to encourage executive retention and to be competitive with its peers.

  How does HEI determine the amount for each element?

        HEI supplies power to 95% of Hawaii's population through its electric utilities, Hawaiian Electric Company and its subsidiaries, Hawaii Electric Light Company, Inc. and Maui Electric Company,

Limited, and provides a wide range of financial services to individuals and businesses through American Savings Bank, one of the state's largest financial institutions based on asset size. Among the objectives of the HEI compensation program are to provide differentiated reward strategies among HEI and its operating bank and utility subsidiaries to align with specific business needs and talent markets and to reward performance relative to strategic plans that support shareholder value.

        With the assistance of its compensation consultant, the Compensation Committee targets total compensation and each component at the median of relevant peers. The actual awards are differentiated based upon the performance of HEI and its operating subsidiaries and the individual's contribution. At more senior levels in the organization, a greater emphasis is placed upon the performance-based incentives and the actual compensation received under these plans is determined by the results of HEI and the operating subsidiaries and increases in shareholder value. Above median incentives may be given to individual executives for superior performance.

        Peer companies are comprised of companies that, in aggregate, are similar in business focus, financial scope and valuation, are product and service competitors, provide sources for talent, and are similar with respect to cost-of-labor and cost-of-living. The peers also include companies that compete for talent in the same geographic area. The resulting peer companies are used as a reference in determining appropriate pay levels and mix of pay components.

        Because HEI is a Hawaii-based holding company with a unique blend of two regulated operating subsidiaries, a bank and electric utilities, the peer groups for holding company and operating unit executives differ. Towers Perrin conducted its 2008 peer selection by considering companies within a range of one-half to two times the size, based on assets, of HEI, American Savings Bank or Hawaiian Electric Company, eliminating companies that had three-year total shareholder returns that were significantly negative.

        To screen peer companies for American Savings Bank executives, Towers Perrin reviewed commercial banks, thrifts and mortgage finance companies with $2.7 to $10.8 billion in assets, 665 to 2,600 employees, and a return on assets greater than 1.0%. To screen peer companies for Hawaiian Electric Company executives, Towers Perrin reviewed electric utilities and multi-utilities with $1.0 to $4.2 billion in revenues, 1,070 to 4,300 employees, and a return on average common equity greater than 5%. To screen peer companies for HEI executives, Towers Perrin reviewed electric utilities, multi-utilities, commercial banks, thrifts and mortgage finance companies with $1.25 to $5 billion in revenues, 1,700 to 7,040 employees, and a market cap of $1.0 to $4.2 billion. Not all peers met all of the criteria.

        The following are the American Saving Bank peer group companies:

Financial Services/Banking Peers
Bank of Hawaii Corp.
Central Pacific Financial Corp.
Citizens Republic Bancorp, Inc.
City National Bank Corp.
CVB Financial Corp.
First Financial Bankshares, Inc.
F.N.B. Corp.
Frontier Financial Corp.
Glacier Bancorp, Inc.
NBT Bancorp, Inc.	Old National Bancorp
Pacific Capital Bancorp
Park National Corp.
Prosperity Bancshares, Inc.
Sterling Bancshares, Inc.
SVB Financial Group
Trustmark Corp.
Umpqua Holdings Corp.
Washington Federal, Inc.
Westamerica Bancorporation

        The following are the Hawaiian Electric Company peer group companies:

Utility Peers*
Allegheny Energy Inc.**
Alliant Energy Corp.
Ameren Corp.**
Aquila Inc.
Avista Corp.
Entergy Corp.**
Great Plains Energy, Inc.
Mirant Corp.
Northeast Utilities
NSTAR
OGE Energy Corp.
Pinnacle West Capital Corp.
PNM Resources, Inc.	Portland General Electric Co.
PPL Corp.**
Puget Energy, Inc.
Questar Corp.
San Diego Gas & Electric Co.
Sierra Pacific Resources
TECO Energy, Inc.
UIL Holdings Corp.
UniSource Energy Corp.
Vectren Corp.
Westar Energy, Inc.
Wisconsin Energy Corp.

    The following are the HEI peer group companies:

Financial Services/Banking Peers	Utility Peers*
Bank of Hawaii Corp.
Central Pacific Financial Corp.
Citizens Republic Bancorp, Inc.
City National Bank Corp.
CVB Financial Corp.
F.N.B. Corp.
Old National Bancorp
Pacific Capital Bancorp
Park National Corp.
Prosperity Bancshares, Inc.
SVB Financial Group
Trustmark Corp.
Umpqua Holdings Corp.
Washington Federal, Inc.	Allegheny Energy, Inc.
Alliant Energy Corp.
Ameren Corp.
Entergy Corp.
Great Plains Energy, Inc.
Mirant Corp.
Northeast Utilities
NSTAR
OGE Energy Corp.
Pinnacle West Capital Corp.
PNM Resources, Inc.
Portland General Electric Co.
PPL Corp.
Puget Energy Inc.
Questar Corp.
Sempra Energy
Sierra Pacific Resources
TECO Energy, Inc.
Vectren Corp.
Wisconsin Energy Corp.

*
Through recent restructurings or name changes, some of the utility peers may no longer exist. These changes will be reflected at the time the compensation peer data is reviewed in the next compensation assessment.

**
Utility holding company. Subsidiary benchmarks used for Hawaiian Electric Company executives.

  How does each element fit into HEI's overall compensation objectives?

        With the assistance of its compensation consultant, the Compensation Committee reviews each compensation element. The Committee uses this information to consider whether any element should be reduced or increased or whether the mix of elements should be changed.

        The Compensation Committee also reviewed internal equity amongst the top executives when developing pay recommendations. The Committee believes that the comparative compensation among the named executive officers is fair, considering job scope, experience, value to the organization, and duties relative to the other named executive officers: Constance H. Lau holds multiple positions, as (i) President and Chief Executive Officer of HEI, (ii) Chairman of the Boards of Hawaiian Electric Company and American Savings Bank, and (iii) Chief Executive Officer of American Savings Bank. Her compensation reflects her leadership of a publicly traded mid-cap holding company and her responsibilities for guiding two diverse and regulated operating subsidiaries. Curtis Y. Harada, the HEI Vice President, Controller, and Chief Accounting Officer, was the certifying officer responsible for overseeing the financial performance of the holding company for eleven months of 2008. Chester A. Richardson is HEI Senior Vice President-General Counsel and Chief Administrative Officer and his compensation is commensurate with that role. The compensation of T. Michael May, former President and Chief Executive Officer of Hawaiian Electric Company who retired on December 31, 2008, and Timothy K. Schools, President of American Savings Bank, reflects their roles as heads of HEI's major operating subsidiaries.

Compensation Elements

  What are the base salaries of the named executive officers?

        In April 2008, the Board evaluated Ms. Lau's performance for the prior year and the Compensation Committee recommended to the Board a salary increase taking into consideration the Board's evaluation. Also, in April 2008, Ms. Lau recommended to the Compensation Committee base salary increases for Mr. May, Mr. Harada, and Mr. Richardson. After considering these recommendations, the following salary increases for the named executive officers, effective May 1, 2008, were approved by the Board:

Name	% Base Salary Increase	$ Base Salary Increase	Base Salary, Effective May 1, 2008
Constance H. Lau (1)	3.5%	$25,800	$771,800
Eric K. Yeaman (2)	—	—	414,000 430,000	(HEI) (HECO)
Curtis Y. Harada (3)	3.2%	6,600	215,600
Chester A. Richardson (4)	3.7%	11,400	321,400
T. Michael May (5)	3.0%	17,900	615,900
Timothy K. Schools (6)	—	—	550,000

(1)
Ms. Lau voluntarily proposed to forgo a salary increase in 2007 and the Compensation Committee and the Board agreed with her proposal.

(2)
Mr. Yeaman served as HEI Financial Vice President, Treasurer and Chief Financial Officer from January 1, 2008 to January 31, 2008 at an annual salary of $414,000. On February 1, 2008, Mr. Yeaman transferred to Hawaiian Electric Company as its Senior Executive Vice President and Chief Operating Officer at an annual salary of $430,000. Because he was so recently promoted and had not served a year in his new role as Hawaiian Electric Company Senior Executive Vice President and Chief Operating Officer, Mr. Yeaman was not eligible for the May 2008 merit increase. He resigned from Hawaiian Electric Company on June 12, 2008.

(3)
Mr. Harada served as HEI Controller and Acting Financial Vice President, Treasurer and Chief Financial Officer from February 1, 2008 to January 25, 2009. Mr. Harada received a $15,000 monthly bonus for every month he served as Acting HEI Financial Vice President, Treasurer and Chief Financial Officer, while retaining his role and compensation as HEI Controller. The bonus for Mr. Harada was based on the increased responsibilities in his new role. Having served 11 months in the role as Acting HEI Financial Vice President, Treasurer and Chief Financial Officer in 2008, his bonus in 2008 was $165,000 in addition to his annualized base salary of $215,600. On December 8, 2008, Mr. Harada was promoted to HEI Vice President, Controller and Chief Accounting Officer. Effective January 26, 2009, James A. Ajello joined HEI as Senior Financial Vice President, Treasurer and Chief Financial Officer.

(4)
Mr. Richardson was hired on August 6, 2007 as HEI Vice President-General Counsel. On December 8, 2008, Mr. Richardson was promoted to HEI Senior Vice President-General Counsel and Chief Administrative Officer. At its meeting on February 20, 2009, the Compensation Committee approved a salary adjustment of 8.6% or $27,600 for Mr. Richardson, effective March 2, 2009, in recognition of his increased responsibilities in his new role.

(5)
Mr. May retired as of December 31, 2008. In March 2008, Mr. May received a discretionary bonus of $100,000 for the utility's success in meeting project milestones that set the groundwork for improved financial performance in operational areas such as regulatory affairs, demand side management, and distributed and central unit generation, in addition to his annualized base salary of $615,900. Effective January 1, 2009, Richard M. Rosenblum joined Hawaiian Electric Company as President and Chief Executive Officer.

(6)
Mr. Schools was hired by American Savings Bank as Senior Executive Vice President & Chief Operating Officer on July 15, 2007 and received an annualized base salary of $450,000. On February 1, 2008, he was promoted to American Saving Bank President and his annual salary was increased to $550,000. Because he was so recently promoted and had not served a year in his new role as President, Mr. Schools was not eligible for the May 2008 merit increase.

        Base salaries for the named executive officers, excluding salary adjustments for executives who assume additional responsibilities as has Mr. Richardson, will be frozen in 2009. The salary structure (cost of living adjustments to the executive salary grades) will also be frozen in 2009.

   What was HEI's 2008 annual incentive plan and were there any payouts under this plan?

        HEI's annual incentive plan is otherwise known as the Executive Incentive Compensation Plan (EICP). The following were the award ranges, shown as a percentage of the salary midpoint (the middle salary level in a salary range for a particular job grade or position), that the Compensation Committee approved for the 2008 annual incentive plan:

Name	Minimum	Target	Maximum	2008 salary midpoint
Constance H. Lau	42.5%	85%	170%	$776,000
Eric K. Yeaman (1)	25.0%	50%	100%	405,000 441,000	(HEI) (HECO)
Curtis Y. Harada	20.0%	40%	80%	213,000
Chester A. Richardson	22.5%	45%	90%	334,000
T. Michael May	30.0%	60%	120%	581,000
Timothy K. Schools (2)	30.0%	60%	120%	468,000 532,000	(COO) (President)

(1)
Because Mr. Yeaman terminated his service with Hawaiian Electric Company on June 12, 2008, he forfeited his participation in the 2008 annual incentive plan, in accordance with revisions to the annual incentive plan adopted by the HEI Compensation Committee, effective April 2008, that provide that a participant generally forfeits any potential annual incentive award if the participant terminates employment within the performance period for any reason other than retirement, death or disability.

(2)
For the 2008 annual incentive plan, Mr. Schools' salary midpoint was prorated with one month at his American Savings Bank Senior Executive Vice President and Chief Operating Officer (COO) grade and 11 months at his President grade.

        In March 2008, the Compensation Committee set the following minimum financial thresholds that had to be met in order for the 2008 annual incentive awards to be paid:

  •
  HEI earnings per share minimum threshold of $1.26 per share for HEI executives (including Ms. Lau, Mr. Harada and Mr. Richardson),

  •
  Utility* net income minimum threshold of $90.2 million for executives of Hawaiian Electric Company and its subsidiaries (including Mr. May), and

  •
  Bank net income target threshold of $48.1 million for American Savings Bank executives (including Mr. Schools).

* Unless otherwise specified throughout this proxy statement, a reference to utility goals means utility consolidated goals, which include Hawaiian Electric Company and its subsidiaries Maui Electric Company, Limited and Hawaii Electric Light Company, Inc.

        In setting these award levels, the Compensation Committee recognized that adjustments would be appropriate in measuring whether these thresholds, as well as specific individual thresholds set for the named executive officers and others, had been met in the event that American Savings Bank implemented the restructuring of its balance sheet that was then under consideration. The restructuring, while beneficial to both the bank and HEI, was expected to entail an adverse impact on 2008 earnings, significantly downsize the assets of the bank, and also reduce the bank's equity, making possible a return of capital to HEI.

        At its meeting on February 20, 2009, the Compensation Committee considered the effects of American Savings Bank's balance sheet restructuring, which was substantially completed in June of 2008, in its determination of annual incentive awards for 2008 performance. The restructuring was successful in that it allowed the bank to reduce the size of its balance sheet by approximately $1.1 billion, while enabling it to maintain its earnings power on a lower capital base. This allowed American Savings Bank to return $54.7 million of capital to HEI, which was used in part to pay down HEI's short-term borrowings. However, to achieve these benefits, American Savings Bank recognized an after-tax loss of $11.6 million on the sale of $1.3 billion of mortgage related securities and incurred an after-tax loss of $24 million on the early repayment of $1.2 billion of interest bearing liabilities, for a total charge of $35.6 million after-tax to 2008 earnings at American Savings Bank and HEI.

        The Compensation Committee determined, consistent with its March 2008 determination, that the $35.6 million charge to earnings resulting from the balance sheet restructuring should be excluded to arrive at adjusted earnings for 2008 to be used in determining whether the overall and individual thresholds had been met for 2008. Excluding this charge, HEI's adjusted earnings for 2008 were $125.9 million and ASB's adjusted earnings were $53.4 million. Using these adjusted net income figures for purposes of determining whether thresholds were met, HEI's adjusted earnings per share were $1.49 and American Savings Bank's return on assets (one of the individual metrics described below) was 0.875%. These results exceeded the corresponding general and individual HEI and American Savings Bank thresholds, as shown in the table below.

        In addition to the minimum thresholds on the respective company annual incentive programs, the Compensation Committee established minimum thresholds for each of the financial and other operational goals designed to align management decisions with shareholder value. The following table lists the named executive officer performance metrics, weightings, minimum thresholds, target goals, actual/adjusted results achieved, and payouts for the 2008 annual incentive compensation plan:

Name	Weight	Performance Metric	Minimum Threshold (1)	Target Goal	Actual/Adjusted Results	Award
Constance H. Lau	40%	HEI Earnings Per Share	$1.26 per share	$1.47 per share	$1.49 per share (2)	$ 290,224
	30%	Utility Free Cash Flow	($88.0 million)	($77.7 million)	($17.1 million)	395,760
	30%	Bank Return on Assets	—	0.693%	0.875% (2)	395,760

	100%					$1,081,744

Eric K. Yeaman	35%	Utility Net Income	$90.2 million	$100.2 million		—
	35%	Utility Free Cash Flow	($88.0 million)	($77.7 million)		—
	10%	Preferred Energy Future	Meet project minimum schedule and minimum threshold	Meet project schedule Not to exceed budget		—
	10%	Expand Renewable Generation	Meet project minimum schedule and minimum threshold	Meet project schedule Not to exceed budget		—
	10%	Execute Regulatory Strategy	Implement by August 2008	Implement by July 2008		—

	100%					—

Name	Weight	Performance Metric	Minimum Threshold (1)	Target Goal	Actual/Adjusted Results	Award
Curtis Y. Harada	40%	HEI Earnings Per Share	$1.26 per share	$1.47 per share	$1.49 per share (2)	$ 37,488
	30%	Utility Free Cash Flow	($88.0 million)	($77.7 million)	($17.1 million)	51,120
	30%	Bank Return on Assets	—	0.693%	0.875% (2)	51,120

	100%					$ 139,728

Chester A. Richardson	40%	HEI Earnings Per Share	$1.26 per share	$1.47 per share	$1.49 per share (2)	$ 66,132
	30%	Utility Free Cash Flow	($88.0 million)	($77.7 million)	($17.1 million)	90,180
	30%	Bank Return on Assets	—	0.693%	0.875% (2)	90,180

	100%					$ 246,492

T. Michael May	35%	Utility Net Income	$90.2 million	$100.2 million	$92.0 million	$ 71,833
	35%	Utility Free Cash Flow	($88.0 million)	($77.7 million)	($17.1 million)	244,020
	10%	Preferred Energy Future	Meet project minimum schedule and minimum threshold	Meet project schedule Not to exceed budget	Not met	0
	10%	Expand Renewable Generation	Meet project minimum schedule and minimum threshold	Meet project schedule Not to exceed budget	Achieved at target	34,860
	10%	Execute Regulatory Strategy	Implement by August 2008	Implement by July 2008	Achieved at target	34,860

	100%					$385,573

Name	Weight	Performance Metric	Minimum Threshold (1)	Target Goal	Actual/Adjusted Results	Award
Timothy K. Schools	35%	Bank Net Income	—	$48.1 million	$53.4 million (2)	$221,340
	35%	Bank Return on Assets	—	0.693%	0.875% (2)	221,340
	10%	Achieve regulatory compliance	—	Meet or exceed standards of well-managed peers	Achieved Maximum results	63,240
	7.5%	Consumer Average Loan Balance (including home equity loans and excluding education loans growth)	$11.5 million	$12.8 million	$36.9 million	47,430
	7.5%	Business banking average loan balance growth	$2.9 million	$3.2 million	$5.8 million	47,430
	5%	Successfully improve Consumer/Business Banking Processing turn time	Meet minimum goal	Meet assigned goal	Achieved Maximum results	31,620

	100%					$632,400

(1)
Where there is no minimum threshold, the target threshold is the minimum threshold.

(2)
HEI earnings per share and American Savings Bank return on assets were adjusted as described in the text above to exclude the effects of the $35.6 million restructuring charge to HEI and bank net income.

        The above goals were set by the Compensation Committee and approved by the Board in 2008 because they were believed to provide the necessary incentives to align executive compensation with shareholder value. Each target goal was based on the budget. The minimum performance reflected what the Compensation Committee believed to be investors' minimum expectations relative to other investment opportunities and the maximum goal provided greater upside potential for out-performance stretch goals. Each goal was aligned with HEI's or the operating company's strategic plan and determined by the Compensation Committee to be sufficiently difficult to be worthy of a bonus.

        The HEI executives had the heaviest weighting on earnings per share, which is a general measure of public company performance. The other two measures for HEI executives, utility free cash flow and bank return on assets, are operating measures of subsidiary financial success, which drives HEI performance. Excluding the impact of the bank's previously-disclosed balance sheet restructuring charge of $35.6 million or 42 cents per share, adjusted 2008 earnings at HEI were $125.9 million or $1.49 earnings per share, which was above the target goal. HEI's focus on improved operating performance and financial flexibility helped HEI to continue to post improved results in a year of unprecedented corporate failures, depressed economic conditions, frozen credit markets and a volatile equity market. HEI initiated strategic initiatives during 2008 at both its operating businesses and realized the benefits from those initiatives. Hawaiian Electric Company achieved a negative $17.1 million in utility free cash flow, which was above the maximum goal. The utility free cash flow for 2008 was due to higher net cash from operating activities resulting from lower than budgeted fuel oil costs, as well as scheduling of major capital projects. American Savings Bank also achieved a return on assets of 0.875%, excluding the restructuring charge to net income, which was above the maximum goal. American Savings Bank's balance sheet restructuring reduced the size of the bank's balance sheet by approximately $1.1 billion, while enabling the bank to maintain its earnings power on a lower capital base. The bank was able to maintain its core earnings in the face of a very challenging economic environment. The balance sheet restructuring positioned the bank to deal with the challenges ahead by improving its profitability measures, capital position and liquidity, while enabling the bank to dividend excess capital to HEI. In addition, the bank's efforts on improving efficiency helped buffer financial performance from deteriorating market conditions. Consequently, at its meeting on February 20, 2009, the Compensation Committee awarded Ms. Lau $1,081,744, Mr. Harada $139,728, and Mr. Richardson $246,492 in annual incentives.

        Mr. May's goals were focused on the utility. The two heaviest weightings for Mr. May's annual bonus were on utility net income and free cash flow, which were the key drivers of the utility's financial success in 2008; his other goals, based on facilitation of a preferred energy future to expand renewable generation and the execution of a regulatory strategy, were to reward successful execution of operational strategies. The preferred energy future goal involved Hawaiian Electric Company's progress on renewable fuels, such as biodiesel. In order for this goal to be achieved at the target level, Hawaiian Electric Company was required to successfully reach project milestones and submit all required filings with the Hawaii Public Utilities Commission for these activities. The expand renewable generation goal included activities to develop a comprehensive plan and assess strategies that would increase the utility's resources of renewable energy. In order for this goal to be achieved at the target level, Hawaiian Electric Company was required to issue a 100 megawatt renewable energy request for proposal, complete a wind integration study, and perform an assessment of wind integration mitigation strategies. The regulatory strategy execution goal involved the timely execution of Hawaiian Electric Company's rate case filing with the Hawaii Public Utilities Commission to support the financial health of the utility as it makes critical investments in infrastructure to support reliable service for customers and prepares for increased renewable energy production. Because the utility met its goals for net income and free cash flow, its expand renewable generation goal and its regulatory strategy goal, the Compensation Committee at its meeting on February 20, 2009, awarded Mr. May $385,573 in annual incentives.

        The Compensation Committee approved the terms of a letter agreement entered into on June 13, 2008, in which Hawaiian Electric Company agreed that if the incentive award for 2008 performance under the annual incentive compensation plan was less than the amount Mr. May would receive if his 2008 goals were achieved at his target levels, then Hawaiian Electric Company would make up that shortfall with an additional payment to Mr. May, in consideration of Mr. May's many years of service with the utility. Because Mr. May's actual annual incentive bonus for 2008 of $385,573 was greater than his potential target bonus of $348,600, no additional discretionary bonus was required to be paid by Hawaiian Electric Company to Mr. May.

        Mr. Schools' goals were focused on American Savings Bank. The two heaviest weightings for Mr. Schools' annual incentive were on bank net income and return on assets, which were the key drivers of the bank's financial success in 2008; his other goals were based on bank operational strategies to strengthen regulatory compliance, improve consumer average loan balances, encourage business banking average loan balance growth and successfully improve consumer/business banking turnover time. American Savings Bank had at or above maximum performance for each of Mr. Schools' goals in 2008. Consequently, at its meeting on February 20, 2009, the Compensation Committee awarded Mr. Schools $632,400 in annual incentives.

        The 2008 grants of annual incentive awards specific to the named executive officers are summarized in the 2008 Grants of Plan-Based Awards and related notes on page 47.

   What is HEI's 2009 annual incentive plan?

        The Compensation Committee substantially revamped HEI's 2009 annual executive incentive compensation plan as a result of Towers Perrin's executive compensation review of practices at peer companies and to provide a competitive program that aligns with current company strategies. The 2009 annual executive incentive compensation plan provides greater emphasis on differentiated reward strategies by company/business unit. The program will encourage HEI executives to focus on results that drive consolidated shareholder value rather than roll-up subsidiary results; encourage American Savings Bank executives to focus on performance improvement; and encourage Hawaiian Electric Company executives to focus on successful rate relief, the Hawaii Clean Energy Initiative and other utility metrics. In 2008, there was a minimum threshold for the entire annual incentive plan in order for awards to be made under the plan, as well as minimum thresholds for applicable metrics. In 2009, each metric will have its own threshold and there will not be an overall plan threshold.

        The Committee decided to simplify the program to drive greater understanding of performance measurement and plans. HEI executive goals are limited to two corporate financial measures to maintain focus of the holding company executives on these key metrics. On February 20, 2009, the Compensation Committee established the following performance metrics for the following named executive officers for the 2009 annual incentive plan:

Name	Weight	Performance Metric	Minimum Threshold	Target Goal
Constance H. Lau Curtis Y. Harada	60%	HEI Return on Average Common Equity	7.1%	7.9%
Chester A. Richardson	40%	HEI Net Income	$101.5 million	$112.8 million

	100%

Timothy K. Schools	100%	Bank Return on Assets	0.85%	0.95%

        There are no 2009 goals for Mr. May, who retired on December 31, 2008, or for Mr. Yeaman, whose resignation was effective on June 12, 2008. Mr. Ajello and Mr. Rosenblum are also participants in the 2009 annual incentive plan.

        HEI has return on average common equity and net income as its annual incentive compensation goals in 2009 because these are basic measures of financial success at HEI and for its shareholders. American Savings Bank is using a single profitability measure of return on assets in 2009, consistent with the need for the bank to focus on efficient use of assets to generate satisfactory returns. Traditionally, banks have measured returns relative to assets as a primary profitability measure. Banks make loans and take in deposits and the difference between the interest income received on loans, interest expense paid on deposits, less credit and other expenses, is their profit. Since most income is from the balance sheet, the balance sheet is an appropriate benchmark to use in comparing profitability from different banks or different business lines within a bank. Return on assets (net income divided by total average assets) is a simple and widely used benchmark.

        In setting Mr. Schools' goals, the Compensation Committee determined to exclude one-time charges such as severance and lease buyouts in light of American Savings Bank's aggressive performance improvement project to reduce its cost structure and improve its efficiency, profitability and go-forward earnings. In addition, in light of the unprecedented volatility, illiquidity, uncertainty and unusually low asset valuations in the capital markets and in the banking industry, the Committee excluded the impact of other-than-temporary impairment charges and goodwill impairment charges and related impacts. The Committee, however, retained the discretion to reduce any such award if the resulting payout is not in the best interest of American Savings Bank and exclude any gain from the sale of securities for which other-than-temporary impairment is excluded in any current or future bonus calculations. In setting HEI executives' goals, the Committee also determined that any adjustments made at American Savings Bank and Hawaiian Electric Company would also be applied for purposes of calculating HEI metrics.

        The proposed 2009 annual award will be determined as a percentage of base salary, instead of salary midpoint, which allows for awards to better reflect individual contribution. At its meeting on February 20, 2009, the Compensation Committee approved the following award ranges for the named executive officers, shown as a percentage of salary, for the 2009 annual incentive plan:

Name	Minimum	Target	Maximum	2009 estimated salary
Constance H. Lau	42.5%	85%	170%	$771,800
Curtis Y. Harada	20%	40%	80%	215,600
Chester A. Richardson (1)	25%	50%	100%	344,400
Timothy K. Schools	40%	80%	160%	550,000

(1)
Mr. Richardson's 2009 annual incentive award, if any, will be prorated based on two months at his HEI Vice President-General Counsel salary and 10 months at his HEI Senior Vice President-General Counsel and Chief Administrative Officer salary.

  What was HEI's 2006-2008 long-term incentive plan and were there any payouts under this plan?

        HEI's three-year performance incentive plan is otherwise known as the Long-Term Incentive Plan (LTIP). In 2006, the Committee approved the following award ranges, shown as a percentage of the salary midpoint, for the 2006-2008 long-term incentive plan for the following individuals who are currently HEI named executive officers:

Name	Minimum	Target	Maximum	2008 salary midpoint
Constance H. Lau (1)	65%	130%	260%	$641,000 776,000	(ASB) (HEI)
Eric K. Yeaman (2)	30%	60%	130%	405,000 441,000	(HEI) (HECO)
Curtis Y. Harada	20%	40%	80%	213,000
T. Michael May	40%	80%	170%	581,000

(1)
For the 2006-2008 long-term incentive plan, Ms. Lau's salary midpoint was prorated with 4 months at her American Savings Bank President and Chief Executive Officer grade and 32 months at her HEI President and Chief Executive Officer grade.

(2)
Because Mr. Yeaman terminated his service with Hawaiian Electric Company on June 12, 2008, he forfeited his participation in the 2006-2008 long-term incentive plan, in accordance with revisions to the long-term incentive plan adopted by the HEI Compensation Committee, effective April 2008, which provide that a participant generally forfeits any potential long-term incentive award if the participant terminates employment within the performance period for any reason other than retirement, death or disability.

        Mr. Richardson and Mr. Schools did not participate in the 2006-2008 long term incentive plan because they became employed by Hawaiian Electric Industries and American Savings Bank, respectively, midway through this performance period.

        Based on the Compensation Committee's view that achievement of these goals would enhance shareholder value during this performance period, HEI executives had three long-term goals: a total shareholder return goal based on performance at HEI, a return on average common equity goal at

American Savings Bank, and a return on average common equity goal at Hawaiian Electric Company (consolidated). Mr. May had a Total Shareholder Return goal, but with a lesser weighting than HEI holding company executives, since his primary focus was on improving utility financial metrics, such as utility return on average common equity and average annual utility net income.

        After three long-term incentive performance periods (2003-2005, 2004-2006, 2005-2007) where no HEI (holding company) long-term incentive goals were achieved and no HEI long-term incentive awards were paid to HEI executives (long-term incentive awards were paid to subsidiary executives for the achievement of subsidiary goals during these performance periods), HEI executives received a long-term incentive award for the 2006-2008 performance period. The long-term incentive award for this performance period was paid out 60% in cash and 40% in HEI Common Stock based on the stock value as of the time of the award. The stock component aligns executives' interests with shareholders.

Name	Weight	Performance Metric	Minimum Threshold	Target Goal	Actual Results	Payout
Constance H. Lau	40%	Total Return to Shareholders	30th percentile of the Edison Electric Institute Index (1)	50th percentile of the Edison Electric Institute Index (1)	38.5th percentile of the Edison Electric Institute Index (1), (2)	$281,951
	30%	Bank Return on Average Common Equity	10.39%	11.23%	9.89% (3)	—
	30%	Utility Return on Average Common Equity	30th percentile of the Edison Electric Institute Index (1)	50th percentile of the Edison Electric Institute Index (1)	12th percentile of the Edison Electric Institute Index (1), (2)	—

	100%					$281,951

Eric K. Yeaman	40%	Total Return to Shareholders	30th percentile of the Edison Electric Institute Index (1)	50th percentile of the Edison Electric Institute Index (1)	38.5th percentile of the Edison Electric Institute Index (1), (2)	—
	30%	Bank Return on Average Common Equity	10.39%	11.23%	9.89% (3)	—
	30%	Utility Return on Average Common Equity	30th percentile of the Edison Electric Institute Index (1)	50th percentile of the Edison Electric Institute Index (1)	12th percentile of the Edison Electric Institute Index (1), (2)	—

	100%					—

Name	Weight	Performance Metric	Minimum Threshold	Target Goal	Actual Results	Payout
Curtis Y. Harada	40%	Total Return to Shareholders	30th percentile of the Edison Electric Institute Index (1)	50th percentile of the Edison Electric Institute Index (1)	38.5th percentile of the Edison Electric Institute Index (1), (2)	$24,282
	30%	Bank Return on Average Common Equity	10.39%	11.23%	9.89% (3)	—
	30%	Utility Return on Average Common Equity	30th percentile of the Edison Electric Institute Index (1)	50th percentile of the Edison Electric Institute Index (1)	12th percentile of the Edison Electric Institute Index (1), (2)	—

	100%					$24,282

T. Michael May	40%	Utility Return on Average Common Equity	30th percentile of the Edison Electric Institute Index (1)	50th percentile of the Edison Electric Institute Index (1)	12th percentile of the Edison Electric Institute Index (1), (2)	—
	40%	Utility Net Income	$89.465 million	$99.405 million	$73.0 million	—
	20%	Total Return to Shareholders	30th percentile of the Edison Electric Institute Index (1)	50th percentile of the Edison Electric Institute Index (1)	38.5th percentile of the Edison Electric Institute Index (1), (2)	66,234

	100%					$66,234

(1)
The Edison Electric Institute is an association of U.S. investor-owned electric companies that are representative of companies that are comparable investment alternatives to HEI. The Institute's members serve 95% of the ultimate customers in the investor-owned segment of the industry and represent approximately 70% of the U.S. electric power industry. The three-year Edison Electric Institute Index measures performance data for U.S. investor-owned electric utilities. The performance of the companies in the Index is calculated on a noncapitalized weighted basis so as not to give a disproportionate emphasis to the larger companies. Companies are added or deleted to the three-year index through acquisitions or merger or other changes in ownership. The Edison Electric Institute uses a company in the index when it has three years of consistent comparable data. HEI uses its ranking in the Edison Electric Institute Index to determine how well it performed in the three-year performance period for metrics such as return on average common equity and total return to shareholders. In 2008, the following companies were in the three-year Edison Electric Institute Index:

Allegheny Energy Inc.
Allete Inc.
Alliant Energy Corp.
Ameren Corp.
American Electric
Power Co.
Avista Corp.
Black Hills Corp
Centerpoint Energy Inc.
Central Vermont Public Service Corp
CH Energy Corp
CLECO Corp
CMS Energy Corp
Consolidated Edison Inc.
Constellation Energy Group Inc.
Dominion Resources Inc.
DPL, Inc.
DTE Energy Co.
Duke Energy Corp	Edison International
El Paso Electric Co.
Empire District Electric Co.
Entergy Corp.
Exelon Corp.
First Energy Corp.
FPL Group Inc.
Great Plains Energy Inc.
Hawaiian Electric Industries Inc.
Idacorp Inc.
Integrys Energy Group
Maine and Maritimes Corp
MDU Resources Group Inc
MGE Energy Inc.
NISOURCE Inc.
Northeast Utilities
Northwestern Corp.
NSTAR
NV Energy, Inc.
OGE Energy Corp.	Otter Tail Corp.
Pepco Holdings Inc.
PG&E Corp.
Pinnacle West Capital Corp.
PPL Corp.
PNM Resources, Inc.
Progress Energy, Inc.
Public Service Enterprise Group, Inc.
Puget Energy, Inc.
Scana Corp.
Sempra Energy
Southern Co.
TECO Energy, Inc.
UIL Holdings Corp.
UniSource Energy Corp.
Unitil Corp.
Westar Energy, Inc.
Xcel Energy Inc
Vectren Corp.
Wisconsin Energy Corp.

(2)
This metric was determined using a 33-month performance period instead of the usual 36-month performance period in order to determine results compared to peer data in time for the filing of this proxy statement.

(3)
American Savings Bank's return on average common equity was adjusted as described in the text above to exclude the effects of the $35.6 million restructuring charge.

        The above goals were set by the Compensation Committee and approved by the Board in 2006 because they were believed to provide the necessary incentives to align executive compensation with shareholder value. The minimum performance reflected what the Compensation Committee believed to be investors' minimum expectations relative to other investment opportunities and the maximum goal provided greater upside potential for out-performance stretch goals. Each goal was aligned with HEI's or the operating company's strategic plan and determined by the Compensation Committee to be sufficiently difficult to be worthy of a bonus.

        The only goal met in the 2006-2008 long-term performance plan was the minimum goal for HEI Total Return to Shareholders. Consequently, at its meeting on February 20, 2009, the Compensation Committee awarded Ms. Lau $281,951, Mr. Harada $24,282, and Mr. May $66,234 in long-term incentives, payable 60% in cash and 40% in HEI Common Stock.

  What is HEI's 2007-2009 long-term incentive plan?

        HEI's 2007-2009 long-term incentive plan was explained in its 2007 proxy statement.

  What is HEI's 2008-2010 long-term incentive plan?

        In February 2008, the Compensation Committee approved the following long-term incentive award levels for the 2008-2010 period for each of the named executive officers if the following incentive performance goals for that period are met:

Name	Weight	Performance Metric	Minimum Threshold	Target Goal
Constance H. Lau Curtis Y. Harada Chester A. Richardson	40%	HEI Total Return to Shareholders	30th percentile of the Edison Electric Institute Index	50th percentile of the Edison Electric Institute Index
	15%	Utility Free Cash Flow	($24.1 million)	($13.0 million)
	15%	Utility Ratemaking Return on Average Common Equity vs. Allowed Return	90% of consolidated allowed rate of return on equity less 50 basis points	95% of consolidated allowed rate of return on equity less 50 basis points
	15%	Bank Net Income	$55.277 million	$57.053 million
	15%	Bank Return on Assets	0.789%	0.816%

	100%

T. Michael May Eric K. Yeaman	50%	Utility Free Cash Flow	($24.1 million)	($13.0 million)
	30%	Utility Ratemaking Return on Average Common Equity vs. Allowed Return	90% of consolidated allowed rate of return on equity less 50 basis points	95% of consolidated allowed rate of return on equity less 50 basis points
	20%	HEI Total Return to Shareholders	30th percentile of the Edison Electric Institute Index	50th percentile of the Edison Electric Institute Index

	100%

Timothy K. Schools	40%	Bank Net Income	$55.277 million	$57.053 million
	30%	Bank Return on Assets	0.789%	0.816%
	30%	Bank Efficiency Ratio	65.47%	64.83%

	100%

        The metrics used in this program are common financial measures for the most part. Utility ratemaking return on average common equity vs. allowed return is a useful measurement for comparing the utility's earnings to the earnings regulators have determined are reasonable in the most recent ratemaking proceeding of each respective utility. It encourages executives to seek to have each utility earn its allowed regulated return. Bank efficiency ratio is a measure of how efficiently the bank spends its funds in relation to the income it generates. The efficiency ratio is calculated as follows:

Noninterest Expense (excluding amortization of intangible assets)
Net interest income + noninterest income

        The Committee also determined that the financial impacts (gain and/or loss), if any, of restructuring American Savings Bank's balance sheet in order to return capital to HEI (e.g., sale of investment securities, extinguishment of wholesale funding, sale of merchant services divisions) shall be excluded in calculating net income and return on assets for purposes of determining performance under the 2008-2010 long-term incentive plan.

        The following are the award levels for these incentives:

Name	Minimum	Target	Maximum	Super Maximum	2010 projected salary midpoint of position grade (5)
Constance H. Lau	65%	130%	260%	—	$815,000
Eric K. Yeaman (1)	30%	60%	130%	—	426,000 463,000	(HEI) (HECO)
Curtis Y. Harada	20%	40%	80%	—	224,000
Chester A. Richardson (2)	30%	60%	120%	—	351,000
T. Michael May (3)	40%	80%	170%	—	581,000
Timothy K. Schools (4)	40%	80%	100%	175%	482,000 559,000	(COO) (President)

(1)
Because Mr. Yeaman resigned from Hawaiian Electric Company, effective June 12, 2008, he forfeited his participation in the 2008-2010 long-term incentive plan.

(2)
Mr. Richardson's 2008-2010 long-term incentive award, if any, will be prorated based on 14 months at his HEI Vice President-General Counsel salary midpoint and 22 months at his HEI Senior Vice President-General Counsel and Chief Administrative Officer salary midpoint.

(3)
Because Mr. May retired effective December 31, 2008, his 2008-2010 long-term incentive award, if any, will be prorated for the one year that he served in the three-year performance period, but only if the applicable performance goals are achieved. Mr. May's award will be based upon his salary midpoint at retirement.

(4)
Mr. Schools' 2008-2010 long-term incentive award, if any, will be prorated based on one month at his American Savings Bank Senior Executive Vice President and Chief Operating Officer salary midpoint and 35 months at his President salary midpoint.

(5)
The award payouts will be based upon actual 2010 salary midpoints and not the projected midpoints cited here.

        In addition to the minimum, target and maximum levels, the American Savings Bank 2008-2010 long-term incentive plan has a fourth level, a super maximum level. Mr. Schools' estimated future payout under level four would be $974,507. This added level was done for this performance period to focus Mr. Schools and the other American Savings Bank executives on achieving the highest established goals, namely $68 million net income (a 42% increase over 2008 budget), 1.0% return on assets (26 basis points increase over 2008 budget), and a 61% efficiency ratio (832 basis point increase over 2008 budget). This fourth level was established for American Savings Bank executives in recognition for the extraordinary work that needs to be achieved by the bank in a short period to improve its performance.

        In addition to the basic long-term incentive plan, the Compensation Committee also approved supplemental long-term incentive award levels for the 2008-2010 period for each named executive officer so that HEI's long-term incentive program would be even more performance-based. Rather than providing restricted stock awards at the levels given in 2007, the Committee reduced the restricted stock awards given to the named executive officers and provided an additional supplemental long-term incentive opportunity, using the same goals, metrics, and exclusion as in the 2008-2010 long-term incentive plan. Payment of any awards that may be made under this supplemental 2008-2010 long-term incentive program will be paid in a combination of 50% cash and 50% stock (versus 60% cash and

40% stock for the basic long-term incentive plan) to promote greater stock ownership and alignment with shareholder interests. The following are the award levels for these supplemental incentives:

Name	Minimum	Target	Maximum	2010 projected salary midpoint of position grade (5)
Constance H. Lau	13.5%	27.0%	54.0%	$815,000
Eric K. Yeaman (1)	7.5%	15.0%	32.5%	426,000 463,000	(HEI) (HECO)
Curtis Y. Harada	6.5%	10.0%	20.0%	224,000
Chester A. Richardson (2)	6.5%	10.0%	20.0%	351,000
T. Michael May (3)	9.0%	18.0%	38.0%	581,000
Timothy K. Schools (4)	10.0%	20.0%	42.0%	482,000 559,000	(COO) (President)

(1)
Because Mr. Yeaman terminated his service with Hawaiian Electric Company on June 12, 2008, he forfeited his participation in the 2008-2010 supplemental long-term incentive plan.

(2)
Mr. Richardson's supplemental 2008-2010 long-term incentive award, if any, will be prorated based on 14 months at his HEI Vice President-General Counsel salary midpoint and 22 months at his HEI Senior Vice President-General Counsel and Chief Administrative Officer salary midpoint.

(3)
Because Mr. May retired effective December 31, 2008, his supplemental 2008-2010 long-term incentive award, if any, will be prorated for the one year that he served in the three-year performance period, but only if the applicable performance goals are achieved. Mr. May's award will be based upon his salary midpoint at retirement.

(4)
Mr. Schools' supplemental 2008-2010 long-term incentive award, if any, will be prorated based on one month at his American Savings Bank Senior Executive Vice President and Chief Operating Officer salary midpoint and 35 months at his President salary midpoint.

(5)
The award payouts will be based upon actual 2010 salary midpoints and not the projected midpoints cited here.

        The 2008-2010 grant of long term incentive and supplemental long term incentive awards specific to the named executive officers are summarized in the 2008 Grants of Plan-Based Awards and related notes on page 47.

  What is HEI's 2009-2011 long-term incentive plan?

        The Compensation Committee substantially modified the long-term incentive program for 2009-2011 based on company strategy and recommendations of Towers Perrin after its executive compensation review. The 2009-2011 long-term incentive plan generally will be paid 60% in cash and 40% in stock units with a value determined at the beginning of the performance period. By determining share award levels as of the beginning of the performance period, the awards under the plan have a stronger linkage to improvements in shareholder value. Any award for Mr. Schools, as President of American Savings Bank, will be granted in cash to align his incentive compensation solely with the performance of the bank.

        At its meeting on February 20, 2009, the Compensation Committee approved the following long-term incentive performance metrics for the 2009-2011 period for each of the named executive officers:

Name	Weight	Performance Metric	Minimum Threshold	Target Goal
Constance H. Lau Curtis Y. Harada Chester A. Richardson	60%	HEI Total Return to Shareholders	30th percentile of the Edison Electric Institute Index	50th percentile of the Edison Electric Institute Index
	40%	HEI Return on Average Common Equity	9.1%	10.1%

	100%

Timothy K. Schools	70%	Bank Return on Assets	1.0%	1.1%
	30%	Bank Net Income	$51 - $54 million	$56 - $59 million

	100%

        Mr. Ajello and Mr. Rosenblum are also participants in the 2009-2011 long-term incentive plan.

        The Compensation Committee approved the HEI metrics because they simplify the program and align performance measurement with the scope of the role and responsibilities of these executive officers. Mr. Schools' long-term metrics, bank return on assets and bank net income, focus performance on the key bank value drivers. In setting Mr. Schools' goals, the Compensation Committee determined to exclude one-time charges such as severance and lease buyouts in light of American Savings Bank's aggressive performance improvement project to reduce its cost structure and improve its efficiency, profitability and go-forward earnings. In addition, in light of the unprecedented volatility, illiquidity, uncertainty and unusually low asset valuations in the capital markets and in the banking industry, the Committee excluded the impact of other-than-temporary impairment charges and goodwill impairment charges and related impacts. The Committee, however, retained the discretion to reduce any such award if the resulting payout is not in the best interest of American Savings Bank and exclude any gain from the sale of securities for which other-than-temporary impairment is excluded in any current or future bonus calculations. In setting HEI executives' goals, the Committee also determined that any adjustments made at American Savings Bank and Hawaiian Electric Company would also be applied for purposes of calculating the HEI metrics.

        The Compensation Committee established the following award ranges, shown as a percentage of actual annual salaries on January 1, 2009, for the following named executive officers:

Name	Minimum	Target	Maximum	January 1, 2009 Annual Salary
Constance H. Lau	70%	140%	280%	$771,800
Curtis Y. Harada	27.5%	55%	110%	215,600
Chester A. Richardson	35%	70%	140%	321,400
Timothy K. Schools	50%	100%	200%	550,000

        Mr. Schools' potential long-term incentive award levels are higher than the other executive officers, except for Ms. Lau, because his long-term incentive is paid entirely in cash and in consideration of the freeze of the American Savings Bank Supplemental Executive Retirement Plan. A portion of the 2009-2011 long-term incentive for other executive officers was awarded in restricted stock units, as described below.

 How does HEI award stock and options to named executive officers?

        HEI provides stock awards to executives to strengthen the linkage of executive compensation with improvement in shareholder value. The long-term incentive awards described above are performance-based and generally paid partially in stock. Stock awards granted to the executives increase their total long-term compensation opportunities. The Compensation Committee determines the value and number of additional shares awarded considering individual performance and contribution, as well as competitive practices.

        Since 2006, HEI has been utilizing grants of restricted stock to provide executives with ownership of HEI shares. Quarterly dividends on the restricted stock shares are paid in cash to the executives during the vesting period. The primary purpose of restricted stock awards is retention. Any executive who terminates employment from HEI or its operating subsidiaries prior to four years will forfeit the restricted shares, unless the executive is involuntarily terminated without cause or the termination follows a change in control.

        At its meeting held on April 15, 2008, the Compensation Committee revised HEI's equity program to make it more performance-based. The Committee transferred the value of half of the shares of restricted stock historically awarded to named executive officers to a new supplemental performance-based long-term incentive plan (described above) so that an approximately equivalent value is paid to participants if the target goals are achieved. This structure provides for an increased value to be awarded if maximum performance goals are achieved, but also a lower value if minimum performance goals are achieved or no award if performance falls short of the minimum goals. For the other half of the shares of restricted stock, the Committee continued HEI's practice of awarding the restricted shares on a four-year cliff-vesting basis to retain key executives. Under the revised equity program, on April 15, 2008, Ms. Lau was granted 8,000 restricted shares, Mr. Yeaman 2,500 shares, Mr. Harada 1,000 restricted shares, Mr. Richardson 1,500 restricted shares, Mr. May 4,000 restricted shares, and Mr. Schools 4,000 restricted shares. These restricted shares will vest for each executive officer who remains with HEI or its operating subsidiaries four years from the date of grant. By resigning from Hawaiian Electric Company on June 12, 2008 and retiring from Hawaiian Electric Company on December 31, 2008, respectively, within the four-year vesting period, Mr. Yeaman and Mr. May forfeited the restricted shares they received in 2006, 2007, and 2008.

        For the 2009 equity program, restricted stock units were granted, instead of restricted stock awards. With restricted stock units, no stock is issued or outstanding until the actual release of the shares at vesting. Dividend equivalents will accrue during the vesting period and be payable upon vesting four years from the date of grant. Restricted stock units will allow prorata vesting upon an executive's retirement, death or disability, while discouraging voluntary departures prior to retirement. Unlike previous years, the distribution of equity awards at HEI and its operating subsidiaries in 2009 will be limited. Mr. Schools has 100% of his long-term incentive paid in cash, instead of receiving restricted stock units, to focus his rewards on the performance of the bank.

        At its meeting on February 20, 2009, the Compensation Committed awarded annual restricted stock units as follows:

Name (1)	Restricted Stock Units
Constance H. Lau (2)	34,500
Curtis Y. Harada	1,500
Chester A. Richardson	2,500
Timothy K. Schools (3)	0

(1)
Mr. Ajello and Mr. Rosemblum are also participants in the 2009 equity program.

(2)
Ms. Lau's restricted stock unit award total was determined after review of grants made to chief executive officers at peer companies and in consideration of her future loss in pension value by the freezing of the HEI Supplemental Executive Retirement Plan.

(3)
Mr. Schools' entire long-term incentive award is paid in cash and not in stock to align his compensation to American Savings Bank performance.

        The 2008 grant of restricted stock awards specific to the named executive officers are summarized in the 2008 Grants of Plan-Based Awards and related notes on page 47.

What retirement benefits do named executive officers have?

        HEI provides retirement benefits to all eligible employees, including the named executive officers, through qualified retirement plans as a means of providing financial security in recognition of their years of service. Nonqualified retirement benefits are also provided to certain executives, including the named executive officers. The HEI Excess Pay Plan is a nonqualified retirement plan that provides the portion of benefits that cannot be paid from the qualified plans due to Internal Revenue Code limits applicable to qualified plans. Until December 31, 2008, HEI and American Savings Bank also provided certain named executive officers additional pension benefits through nonqualified supplemental executive retirement plans that allowed all or part of their annual bonuses to be included in the final average compensation upon which their pension benefits were determined. These nonqualified supplemental executive retirement plans were frozen effective December 31, 2008. The Compensation Committee decided to freeze these plans because of the expense of maintaining these benefits, the recognition of current economic times, and in light of what it considered to be best practices. In deciding to freeze these plans, the Compensation Committee concluded that the inclusion of annual incentive compensation in addition to base salary in the calculation of these supplemental pension benefits, while competitive at the time the plans were enacted, was not consistent with HEI's philosophy to emphasize performance-based rewards driven by results that support growth in shareholder value. The primary remaining nonqualified retirement plan that HEI named executive officers, except for Mr. Schools, can participate in is the HEI Excess Pay Plan, which determines pension benefits on base salary and does not include annual bonuses.

        The HEI Excess Pay Plan, HEI Supplemental Executive Retirement Plan, ASB Supplemental Executive Retirement, Disability, and Death Benefit Plan, HEI Executives' Deferred Compensation Plan, HEI Non-Employee Directors' Deferred Compensation Plan, and American Savings Bank Select Deferred Compensation Plan were amended and restated effective January 1, 2009, to comply with final regulations under Section 409A of the Internal Revenue Code. Benefits paid from all these plans to "specified employees" (to the extent not grandfathered, as described in Section 409A) on account of separation from service must be delayed until at least six months after the specified employee's separation from service. The plans were also amended so that a participant will forfeit all benefits if terminated for cause, defined as a violation of the HEI Corporate Code of Conduct, which governs HEI and its affiliated companies. Retirement benefits under these plans specific to the named executive officers are discussed in further detail in the Pension Benefits table and related notes on pages 50-53.

Do named executive officers have executive death benefits?

        HEI provides HEI and Hawaiian Electric Company executives with death benefits payable to their beneficiaries under the Executive Death Benefit Plan of HEI and Participating Subsidiaries. These benefits are provided for the welfare of an executive's beneficiaries in the traumatic event of an executive's death before or after retirement. Death benefits are discussed in further detail in the Pension Benefits table and related notes on pages 50-53.

 Can named executive officers participate in nonqualified deferred compensation plans?

        HEI provides named executive officers with the opportunity to participate in deferred compensation plans to allow executives to defer compensation and the resulting tax liability. The HEI Executives' Deferred Compensation Plan, as amended effective January 1, 2009, is a nonqualified deferred compensation plan that allows an HEI or Hawaiian Electric Company executive to defer payment of annual and long-term incentive awards. The American Savings Bank Select Deferred Compensation Plan, as amended effective January 1, 2009, is also a nonqualified deferred compensation plan. The plan allows a select group of American Savings Bank management and certain other highly compensated employees to defer up to 100% of current salary, bonus or commissions based upon annual elections made prior to the beginning of each deferral year. Deferred compensation benefits under these plans specific to the named executive officers are discussed in further detail in the 2008 Nonqualified Deferred Compensation table and related notes on page 54.

Do named executive officers have change-in-control agreements?

        Change-in-control agreements can be an appropriate tool to recruit executives as an expected part of the compensation package, to encourage the continued attention of key executives to the performance of their assigned duties without distraction in the event of a potential change in control, and to assist in retaining key executives. Change-in-control agreements can also protect against executive flight during a transaction when key executives might, in the absence of the agreement, accept employment with competitors.

        In 2008, with the assistance of Towers Perrin and HEI's external legal counsel, the Compensation Committee substantially revamped HEI's change-in-control agreements for certain HEI and subsidiary executives. The Committee replaced the old agreements with new versions designed to be consistent with best practices and to vary the severance multiplier amongst executives taking into account the executive's expected role in a potential transaction, value to the organization, service to HEI, and fairness. The Compensation Committee provided cash lump sum severance multipliers of three times for Ms. Lau and Mr. Schools, two times for Mr. Richardson, and one time for Mr. Harada. The multiplier is applied to the sum of the executive's base salary and bonus (determined to be the greater of the current target bonus or the largest actual bonus during the preceding three years). The severance benefits are subject to a release of claims by the executive.

        The new agreements have terms of two years following execution. They are automatically renewed for one year on each anniversary unless 90 days notice of nonrenewal is provided by either party, so that the protected period is at least one year upon nonrenewal. The agreements remain in effect for two years following a change in control. The change-in-control agreements define a change in control to mean essentially a change in ownership of HEI or substantial change in the voting power of HEI's securities or a change in the majority of the composition of the Board following a consummation of a merger, tender offer or similar transaction. Mr. Schools' agreement also defines a change in control as essentially a change in ownership of American Savings Bank. Mr. Schools has other agreements that involve triggers upon a change in control at American Savings Bank. Mr. Schools was given these agreements in consideration of the volatility of the financial institution environment. Mr. May's change-in-control agreement terminated upon his retirement on December 31, 2008. Mr. Yeaman's change-in-control agreement terminated when he resigned from Hawaiian Electric Company on June 12, 2008. Change in control benefits specific to the named executive officers are discussed in further detail in the Potential Payments upon Termination or Change in Control section and related notes on pages 55-59.

What perquisites and other benefits do named executive officers have?

            HEI provides limited perquisites to the named executive officers that the Compensation Committee believes are appropriate in light of their positions and value to the organization. During 2008, the named executive officers were eligible for business parking, club memberships, and voluntary annual physical exams. Ms. Lau, Mr. Yeaman, Mr. May and Mr. Schools were eligible for reimbursement for their spouses' travel expenses when their spouses accompanied them to meetings where spouse attendance was required or expected for business purposes. Hawaiian Electric Company executives Mr. May and Mr. Yeaman were also eligible to receive a car and gas allowance for business and personal use. As Chairman of the Board of Hawaiian Electric Company, Ms. Lau is eligible to receive a residential electricity discount, which is available to all qualifying Hawaiian Electric Company employees and retirees. Ms. Lau and Mr. Schools are eligible to receive preferential rate loans, which were available to all qualifying American Savings Bank employees and certain former employees in 2008. These loans will no longer be offered to new American Savings Bank employees, including executives, effective January 1, 2009. Existing loans will be grandfathered. New named executive officers Mr. Richardson and Mr. Schools, who joined HEI and American Savings Bank, respectively, in 2007, were also eligible for reimbursement in 2008 for relocation expenses pursuant to their moves from the mainland to Hawaii. Mr. Richardson and Mr. Schools also were eligible for four weeks of vacation, two weeks more than other employees at their respective companies with similar years of service, so that they would have vacation benefits similar to officers in similar positions outside the company and because of the heavy workloads that both carry. Perquisites and other compensation plans specific to the named executive officers are discussed in further detail in the Summary Compensation Table and related notes on pages 44-46.

Executive Compensation

Summary Compensation Table

            The following summary compensation table shows the base salary, annual bonus, stock awards, option awards, non-equity incentive compensation, change in pension value and nonqualified deferred compensation earnings, and all other compensation and benefits earned by the named executive officers during 2006, 2007 and 2008 (as applicable).

SUMMARY COMPENSATION TABLE

Name and 2008 Principal Positions	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($) (4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (5)	All Other Compensation ($) (6)	Total ($)
Constance H. Lau HEI President & Chief Executive Officer American Savings Bank Chairman & Chief Executive Officer Hawaiian Electric Company Chair	2008 2007 2006	763,200 736,000 680,667	— — —	338,896 273,540 143,202	50,583 84,562 144,312	1,363,695 67,245 191,449	1,302,489 499,747 2,500,135	40,727 51,326 41,555	3,859,590 1,712,420 3,701,320

Eric K. Yeaman* HEI Financial Vice President, Treasurer and Chief Financial Officer	2008 2007 2006	194,890 398,575 382,333	— — —	75,691 55,267 63,240	57,537 90,896 113,021	— — —	— 69,220 44,141	— 18,277 16,606	328,118 632,235 619,341

Curtis Y. Harada** HEI Controller & Acting Financial Vice President, Treasurer and Chief Financial Officer	2008 2007 2006	213,400 196,655 190,300	165,000 — —	30,276 22,107 9,239	10,117 16,490 25,362	164,010 — —	239,884 88,455 90,298	555 15,570 15,896	823,242 339,277 331,095

Chester A. Richardson*** HEI Vice President, General Counsel	2008	317,600	—	21,188	—	246,492	89,487	125,768	800,535

T. Michael May**** Hawaiian Electric Company President and Chief Executive Officer (retired)	2008 2007 2006	609,933 590,650 571,334	100,000 — —	121,105 88,427 36,955	50,583 84,562 144,312	451,807 — —	207,934 — 389,129	24,754 28,757 21,317	1,566,116 792,396 1,163,047

Timothy K. Schools***** ASB President	2008	541,667	—	32,125	—	632,400	19,682	87,339	1,313,213

*
Mr. Yeaman served as HEI Financial Vice President, Treasurer and Chief Financial Officer, until January 31, 2008. He was appointed Hawaiian Electric Company Senior Executive Vice President and Chief Operating Officer on February 1, 2008. He resigned from Hawaiian Electric Company on June 12, 2008.

**
Mr. Harada served as HEI Acting Financial Vice President, Treasurer and Chief Financial Officer, while retaining his position as HEI Controller, from February 1, 2008 to January 25, 2009. Mr. Harada was promoted to HEI Vice President, Controller and Chief Accounting Officer, on December 8, 2008. James A. Ajello became HEI Senior Financial Vice President, Treasurer and Chief Financial Officer on January 26, 2009.

***
Mr. Richardson joined HEI as Vice President, General Counsel on August 6, 2007. He was promoted to HEI Senior Vice President-General Counsel and Chief Administrative Officer on December 8, 2008.

****
Mr. May retired from Hawaiian Electric Company on December 31, 2008. Richard M. Rosenblum became Hawaiian Electric Company President and Chief Executive Officer on January 1, 2009.

*****
Mr. Schools joined American Savings Bank on July 15, 2007 as Senior Executive Vice President, Chief Operating Officer. Mr. Schools was promoted to American Savings Bank President on February 1, 2008.

(1)
On March 14, 2008, the Hawaiian Electric Company Board of Directors approved the recommendation of the Compensation Committee and awarded a discretionary bonus of $100,000 to Mr. May for the utility's success in meeting project milestones that set the groundwork for improved performance in operational areas such as regulatory affairs, demand-side management, and distributed and central unit generation.

Mr. Harada received a $15,000 monthly bonus for every month he served as Acting HEI Financial Vice President, Treasurer and Chief Financial Officer. Having served 11 months in that role during 2008, his bonus was $165,000.

(2)
Represents recognition of Financial Accounting Standard 123R expense in HEI's financial statements for restricted stock awards without reduction for the estimate of forfeitures. However, Mr. Yeaman forfeited 12,500 shares in 2008 due to his resignation and Mr. May forfeited 20,000 shares due to his retirement on December 31, 2008. For a discussion of the assumptions underlying the amounts set out for restricted stock, see Note 9 to HEI's Notes to Consolidated Financial Statements under Item 8 of HEI's Form 10-K for the year ended December 31, 2008.

(3)
Represents recognition of Financial Accounting Standard 123R expense in HEI's financial statements for nonqualified stock options with dividend equivalents granted in 2002 and 2003 and stock appreciation rights with dividend equivalents granted in 2004 and 2005 without reduction for the estimate for forfeitures. However, Mr. Yeaman forfeited 30,000 shares of stock appreciation rights in 2008 due to his resignation on June 12, 2008. For a discussion of the assumptions underlying the amounts set out for option awards, see Note 9 to HEI's Notes to Consolidated Financial Statements under Item 8 of HEI's Form 10-K for the year ended December 31, 2008.

(4)
No annual incentive awards were earned by the named executive officers in 2006 or 2007. At its meeting on February 20, 2009, the Compensation Committee made the following 2008 annual incentive awards to the named executive officers: Ms. Lau, $1,081,744; Mr. Harada, $139,728; Mr. Richardson, $246,492; Mr. May, $385,573 and Mr. Schools, $632,400. Long-term incentive plan awards are generally determined in the first quarter of each year for the three-year cycle ending on December 31 of the previous calendar year. Ms. Lau achieved long-term incentive plan awards for the 2004-2006 and 2005-2007 performance periods for bank goals that were set when she was American Savings Bank President and Chief Executive Officer. At its meeting on February 20, 2009, the Compensation Committee awarded Ms. Lau $281,951; Mr. Harada $24,282; and Mr. May $66,234 in long-term incentives for the 2006-2008 performance period payable 60% in cash and 40% in HEI Common Stock (based on the market price on the date of the award).

(5)
These amounts represent the change in pension and executive death benefit values from December 31, 2005 to December 31, 2006, December 31, 2006 to December 31, 2007, and December 31, 2007 to December 31, 2008, respectively. Ms. Lau participates in the American Savings Bank Select Deferred Compensation Plan. Her individual account in the Plan had aggregate losses of $91,517 in 2008. This loss is included in her change in present value above. The aggregate increases and decreases in value of individual pension and executive death benefit plans resulted in negative changes in pension value for Mr. Yeaman in 2008 and Mr. May in

  2007 and are not included in the change in pension value above. For a further discussion of these plans, see the Pension Benefits table and related notes on pages 50-53 and Nonqualified Deferred Compensation table and notes on page 54.

(6)
The following discussion relates to certain components of "All Other Compensation" paid with respect to 2008. Ms. Lau received the benefit of preferential mortgage loan interest valued at $26,966, business parking, club memberships, spousal travel expenses, and an electricity discount at her residence. The total value of perquisites and other personal benefits provided by or paid for by HEI and/or Hawaiian Electric Company was less than $10,000 for Mr. Yeaman and Mr. Harada during 2008 and the value of such perquisites and other personal benefits is not included in this column. Mr. Harada received $555 for a tax gross-up for club membership. Mr. Richardson received $107,370 for relocation expenses, of which $37,579 represents a gross up for taxes, for relocating himself and his family to Hawaii from Wisconsin when he joined HEI. Mr. Richardson was granted four weeks of vacation, retroactive to January 1, 2008, two weeks more than given to HEI employees with equivalent service. He also received business parking and a club membership. Mr. May received an automobile and gas allowance, business parking, club memberships, and a physical exam. These benefits ended when he retired from Hawaiian Electric Company on December 31, 2008. Mr. Schools was reimbursed $27,947 for relocating himself and his family to Hawaii from South Carolina when he joined American Savings Bank. He also received the benefit of preferential mortgage loan interest valued at $29,080, a club membership, business parking, and spousal travel. The total "all other compensation" of $87,339 included a gross up for taxes in the amount of $13,497. Mr. Schools was granted four weeks of vacation, two weeks more than given to non-management American Savings Bank employees with equivalent service.

            Additional narrative disclosure about salary, bonus, stock awards, option awards, non-equity incentive plan compensation, change in pension value, nonqualified deferred compensation, and other compensation can be found in the Compensation Discussion and Analysis on pages 16-43 and the discussions under Executive Compensation on pages 44-59.

Grants of Plan-Based Awards

        The following table relates to awards to the named executive officers in 2008 under the annual incentive plan tied to performance for 2008 and under the long-term incentive plan tied to performance over the 2008-2010 period. Also shown are the restricted stock awards granted under the Stock Option and Incentive Plan in 2008.

2008 GRANTS OF PLAN-BASED AWARDS

All Other Stock Awards: Number of Shares of Stock or Units (#) (2)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards				All Other Option Awards: Number of Securities Underlying Options (#)
Grant Date Fair Value of Stock and Option Awards ($) (3)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Constance H. Lau	2/19/08 EICP 2/19/08 LTIP 4/15/08 SLTIP 4/15/08 RS	329,800 529,750 110,025 —	659,600 1,059,500 220,050 —	1,319,200 2,119,000 440,100 —	— — — —	— — — —	— — — —	— — — 8,000	— — — —	— — — 197,640
Eric K. Yeaman	2/19/08 EICP 2/19/08 LTIP 4/15/08 SLTIP 4/15/08 RS	110,250 138,900 34,725 —	220,500 277,800 69,450 —	441,000 601,900 150,475 —	— — — —	— — — —	— — — —	— — — 2,500	— — — —	— — — 61,763
Curtis Y. Harada	2/19/08 EICP 2/19/08 LTIP 4/15/08 SLTIP 4/15/08 RS	42,600 44,800 14,560 —	85,200 89,600 22,400 —	170,400 179,200 44,800 —	— — — —	— — — —	— — — —	— — — 1,000	— — — —	— — — 24,705
Chester A. Richardson	2/19/08 EICP 2/19/08 LTIP 4/15/08 SLTIP 4/15/08 RS	75,150 105,300 22,815 —	150,300 210,600 35,100 —	300,600 421,200 70,200 —	— — — —	— — — —	— — — —	— — — 1,500	— — — —	— — — 37,058
T. Michael May	2/19/08 EICP 2/19/08 LTIP 4/15/08 SLTIP 4/15/08 RS	174,300 244,000 54,900 —	348,600 488,000 109,800 —	697,200 1,037,000 231,800 —	— — — —	— — — —	— — — —	— — — 4,000	— — — —	— — — 98,820
Timothy K. Schools	2/19/08 EICP 2/19/08 LTIP (4) 4/15/08 SLTIP 4/15/08 RS	158,100 222,744 55,686 —	316,200 445,489 111,372 —	632,400 974,507 233,882 —	— — — —	— — — —	— — — —	— — — 4,000	— — — —	— — — 98,820

EICP
Executive Incentive Compensation Plan (annual incentive)
LTIP
Long-Term Incentive Plan (2008-2010 period)
SLTIP
Supplemental Long-Term Incentive Plan (2008-2010 period)
RS
Restricted stock

(1)
Includes awards under, respectively, HEI's 2008 annual Executive Incentive Compensation Plan, 2008-2010 Long-Term Incentive Plan and 2008-2010 Supplemental Long-Term Incentive Plan based on meeting performance goals at threshold, target and maximum levels. See further discussion of the features of the awards in the Compensation Discussion and Analysis above on pages 26-30 and 36-38. Mr. Yeaman forfeited participation in these plans upon his resignation in June 2008. Because Mr. May retired effective December 31, 2008, his 2008-2010 Long-Term Incentive Plan and 2008-2010 Supplemental Long-Term Incentive Plan award, if any, will be prorated for the one year that he served in the three-year performance period. Mr. May's awards will be based upon his salary midpoint at retirement.

(2)
Represents shares of restricted stock awarded in 2008 that vest 100% after the four-year vesting period, with no incremental vesting. Dividends are payable on the shares prior to and after vesting at the same rate declared on all outstanding shares of HEI Common Stock. Mr. Yeaman and Mr. May forfeited their 2008 restricted grant awards (and certain earlier awards) upon their respective resignation and retirement in 2008.

(3)
Grant date fair value is based on the average price of HEI Common Stock on the New York Stock Exchange on the date of the grant. The primary purpose of the restricted stock awards is retention and there are no conditions to vesting other than the four-year cliff vesting period.

(4)
The amount shown in the table is for Mr. Schools' fourth super maximum level. Mr. School's estimated potential payout at level three (maximum) is $556,861.

 Outstanding Equity Awards at Fiscal Year-End

OUTSTANDING EQUITY AWARDS AT 2008 FISCAL YEAR-END

	Option Awards (1)						Stock Awards (2)
									Equity Incentive Plan Awards
									Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)	Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)
				Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)
		Number of Securities Underlying Unexercised Options					Shares or Units of Stock That Have Not Vested
					Option Exercise Price ($)	Option Expira- tion Date
Name	Grant Year	Exer- ciseable (#)	Unexer- ciseable (#)				Number (#)	Market Value ($) (3)
Constance H. Lau	2000	40,000	—	—	14.74	4/24/10	—	—	—	—
	2000 DE	11,172	—	—	—	4/24/10	—	—	—	—
	2001	40,000	—	—	17.96	4/23/11	—	—	—	—
	2001 DE	9,409	—	—	—	4/23/11	—	—	—	—
	2002	50,000	—	—	21.68	4/22/12	—	—	—	—
	2002 DE	7,985	—	—	—	4/22/12	—	—	—	—
	2003	50,000	—	—	20.49	4/21/13	—	—	—	—
	2003 DE	4,790	—	—	—	4/21/13	—	—	—	—
	2004	50,000	—	—	26.02	4/19/14	—	—	—	—
	2004 DE	2,549	—	—	—	4/19/14	—	—	—	—
	2005	—	50,000	—	26.18	4/07/15	—	—	—	—
	2005 DE	—	2,523	—	—	4/07/15	—	—	—	—
	2006	—	—	—	—	—	31,000	686,340	—	—
	2007	—	—	—	—	—	16,000	354,240	—	—
	2008	—	—	—	—	—	8,000	177,120	—	—

	Total	265,905	52,523	—			55,000	1,217,700	—	—

Eric K. Yeaman	Total	—	—	—			—	—	—	—

Curtis Y. Harada	2004	10,000	—	—	26.02	4/19/14	—	—	—	—
	2004 DE	139	—	—	—	4/19/14	—	—	—	—
	2005	—	10,000	—	26.18	4/07/15	—	—	—	—
	2005 DE	—	505	—	—	4/07/15	—	—	—	—
	2006	—	—	—	—	—	2,000	44,280	—	—
	2007	—	—	—	—	—	2,000	44,280	—	—
	2008	—	—	—	—	—	1,000	22,140	—	—

	Total	10,139	10,505	—			5,000	110,700	—	—

Chester A. Richardson	2007	—	—	—	—	—	3,000	66,420	—	—
	2008	—	—	—	—	—	1,500	33,210	—	—

	Total	—	—	—			4,500	99,630	—	—

T. Michael May	2002	40,000	—	—	21.68	4/22/12	—	—	—	—
	2002 DE	6,388	—	—	—	4/22/12	—	—	—	—
	2004	50,000	—	—	26.02	4/19/14	—	—	—	—
	2004 DE	2,549	—	—	—	4/19/14	—	—	—	—
	2005	50,000	—	—	26.18	4/07/15	—	—	—	—
	2005 DE	2,523	—	—	—	4/07/15	—	—	—	—
	2006	—	—	—	—	—	8,000	177,120	—	—
	2007	—	—	—	—	—	8,000	177,120	—	—
	2008	—	—	—	—	—	4,000	88,560	—	—

	Total	151,460	—	—			20,000	442,800	—	—

Timothy K. Schools	2007	—	—	—	—	—	3,000	66,420	—	—
	2008	—	—	—	—	—	4,000	88,560	—	—

	Total	—	—	—			7,000	154,980	—	—

DE
Dividend equivalents

(1)
The 2005 stock appreciation rights grant vests on a cliff basis on April 7, 2009, following a four-year vesting period subject to acceleration of vesting on retirement. Due to Mr. May's retirement on December 31, 2008, his 2005 stock appreciation rights grant became fully vested on that date.

(2)
The 2006 restricted stock award becomes unrestricted on May 13, 2010. The 2007 restricted stock award becomes unrestricted on April 12, 2011 for Ms. Lau and Mr. Harada, and on December 11, 2011 for Mr. Richardson and Mr. Schools. The 2008 restricted stock award becomes unrestricted on April 15, 2012. Mr. May and Mr. Yeaman forfeited their 2006, 2007 and 2008 restricted stock awards upon their respective retirement and resignation.

(3)
Market value is based upon the closing price of HEI Common Stock on the New York Stock Exchange of $22.14 as of December 31, 2008.

 Option Exercises and Stock Vested

2008 OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#) (1)	Value Realized on Exercise ($) (2)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Constance H. Lau	43,876	559,504	—	—
Eric K. Yeaman	25,564	267,466	—	—
Curtis Y. Harada	12,291	71,854	—	—
T. Michael May	55,452	444,281	—	—
Timothy K. Schools	—	—	—	—
Chester A. Richardson	—	—	—	—

(1)
Includes shares acquired with respect to dividend equivalents due to changes made to the provisions for the award of dividend equivalents in light of Section 409A of the Internal Revenue Code: Ms. Lau, 662 shares, Mr. Yeaman, 1,015 shares, Mr. Harada, 99 shares, and Mr. May, 662 shares. Also includes Ms. Lau's exercise of 33,300 nonqualified stock options and 9,914 accompanying dividend equivalents, Mr. Yeaman's exercise of 20,000 nonqualified stock options and 479 accompanying dividend equivalents, Mr. Yeaman's exercise of 30,000 stock appreciation rights which were converted into 2,782 shares and 1,288 accompanying dividend equivalents, Mr. Harada's exercise of 12,000 nonqualified stock options and 192 accompanying dividend equivalents, and Mr. May's exercise of 50,000 nonqualified stock options and 4,790 accompanying dividend equivalents.

(2)
Includes the value realized on shares acquired with respect to dividend equivalents due to changes made to the provisions for the award of dividend equivalents in light of Section 409A of the Internal Revenue Code: Ms. Lau, $14,826; Mr. Yeaman, $22,710; Mr. Harada, $2,217; and Mr. May, $14,826. Also includes the value realized on exercise of nonqualified stock options, stock appreciation rights, and accompanying dividend equivalents: Ms. Lau, $544,678; Mr. Yeaman, $244,756; Mr. Harada, $69,637; and Mr. May, $429,455.

 Pension Benefits

        The table below shows the present value as of December 31, 2008 of accumulated benefits for each of the named executive officers and the number of years of service credited to each such executive under the applicable pension plan and executive death benefit plan, determined using the interest rate, mortality rate, and other assumptions set out below, which are consistent with those used in HEI's financial statements. (See Note 8 to HEI's Notes to Consolidated Financial Statements under Item 8 of HEI's Form 10-K for the year ended December 31, 2008.)

2008 PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($) (6)	Payments During the Last Fiscal Year ($)
Constance H. Lau	HEI Retirement Plan (1)	17.8	903,978	—
	American Savings Bank Retirement Plan (1)	6.4	125,432	—
	HEI Supplemental Executive Retirement Plan (2)	24.3	5,719,769	—
	HEI Executive Death Benefit (3)	—	310,876	—
Eric K. Yeaman	HEI Retirement Plan (1)	5.3	52,700	—
	HEI Supplemental Executive Retirement Plan (2)	5.3	40,637	—
	HEI Executive Death Benefit (3)	—	—	—
Curtis Y. Harada	HEI Retirement Plan (1)	19.4	662,407	—
	HEI Excess Pay Plan (4)	19.4	182,069	—
	HEI Executive Death Benefit (3)	—	75,444	—
Chester A. Richardson	HEI Retirement Plan (1)	1.3	77,275	—
	HEI Excess Pay Plan (4)	1.3	28,436
	HEI Executive Death Benefit (3)	—	42,618	—
T. Michael May	HEI Retirement Plan (1)	16.9	964,889	—
	HEI Supplemental Executive Retirement Plan (2)	16.9	1,958,024	—
	HEI Executive Death Benefit (3)	—	366,387	—
Timothy K. Schools	American Savings Bank Supplemental Executive Retirement, Disability, and Death Benefit Plan (5)	1.5	19,682	—

(1)
Normal retirement benefits under the HEI Retirement Plan are calculated based on a formula of 2.04% × Credited Service (maximum 67%) × Final Average Compensation (average monthly base salary for highest thirty-six consecutive months out of the last ten years). Credited service is generally the same as the years of service with HEI or other participating companies (Hawaiian Electric Company, Maui Electric Company, and Hawaii Electric Light Company). Additional credited service of up to eight months is used to calculate benefits for participants who retire at age 55 or later with respect to unused sick leave from the current year and prior two years. Credited service is also granted to disabled participants who are vested at the time of disability for the period of disability. The normal form of benefit is a joint and 50% survivor annuity for married participants and a single life annuity for unmarried participants. Other actuarially equivalent optional forms of benefit are also available. Participants who qualify to receive benefits immediately upon termination may also elect a single sum distribution of up to $50,000 with the remaining benefit payable as an annuity. At early retirement, the single sum distribution option is not actuarially equivalent to the other forms of benefit. Retirement benefits are increased by an amount equal to 3% of the initial benefit every twenty-four months following retirement. The plan provides benefits at early retirement (prior to age 65), normal retirement (age 65), deferred retirement (over age 65) and death. Early retirement benefits are available for participants who meet the age and service requirements at ages 50-64. Early retirement benefits are reduced for participants who retire prior to age 60, based on the participant's age at the early retirement date. The accrued normal retirement benefit is reduced by an applicable percentage, which ranges from 30% for early retirement at age 50 to 1% at age 59. Accrued or earned benefits are not reduced for eligible employees who retire at age 60 and above. Ms. Lau and Mr. Harada are eligible for early retirement benefits under the HEI Retirement Plan. Mr. Yeaman resigned from Hawaiian Electric Company on June 12, 2008, with a vested benefit payable at age 65 or upon meeting the early retirement provisions of the plan at age 55. Mr. Richardson will become vested upon completion of five years of service. Mr. May retired on December 31, 2008, at age 62, and accordingly his accrued benefits were not reduced.

  On December 11, 2007, the HEI Board adopted an amendment to freeze future benefit accruals for all participants under the American Savings Bank Retirement Plan, effective December 31, 2007. Credited service and compensation after December 31, 2007 will not be recognized in calculating retirement benefits under the American Savings Bank Retirement Plan. Normal retirement benefits under the frozen American Savings Bank Retirement Plan are calculated based on a formula of 1.5% × Credited Service to December 31, 2007 (maximum 35 years) × Final Average Compensation at December 31, 2007 (averaged over the highest paying five consecutive calendar years out of the last ten calendar years prior to 2008). Compensation is primarily gross earnings but excludes commissions, stock options and other equity compensation, long-term incentive plan payments, deferrals to and distributions from the American Savings Bank Select Deferred Compensation Plan, and other "fringe benefits" as defined in the American Savings Bank Retirement Plan. Early retirement benefits are available for participants who meet the age and service requirements at ages 55-64, with a minimum of 10 years of service. Early retirement benefits are reduced for participants who retire prior to age 65, based on the participant's age at the early retirement date. The accrued normal retirement benefit is reduced by an applicable percentage which ranges from 59.8% for early retirement at age 55 to 2% at age 64. Ms. Lau is a participant in the frozen American Savings Bank Retirement Plan. At the time of her promotion to HEI President and Chief Executive Officer on May 2, 2006, her credited service under the American Savings Bank Retirement Plan was frozen and she resumed participation in the HEI Retirement Plan. Ms. Lau is eligible for early retirement under the American Savings Bank Retirement Plan. Mr. Schools was not a participant in the plan at the time it was frozen and is not entitled to any benefits under this plan.

(2)
On December 8, 2008, the HEI Board accepted the recommendation of the Compensation Committee and adopted an amendment to freeze the HEI Supplemental Executive Retirement Plan effective December 31, 2008. Benefits under the HEI Supplemental Executive Retirement Plan were determined based on a formula of 2.04% × Credited Service to December 31, 2008 (maximum 60%) × Final Average Compensation at December 31, 2008 (average monthly base salary plus annual executive incentive awards for the three highest calendar years out of the last sixty months prior to 2009). Benefits are reduced by benefits payable by the HEI Retirement Plan, American Savings Bank Retirement Plan, American Savings Bank Supplemental Executive Retirement, Disability and Death Benefit Plan, and social security. Early retirement and death benefits similar to the HEI Retirement Plan are available in the HEI Supplemental Executive Retirement Plan. Ms. Lau is eligible for early retirement benefits under the HEI Supplemental Executive Retirement Plan based on 24 years and 3 months of actual service with all HEI affiliated companies as of December 31, 2008. Upon her retirement, Ms. Lau's benefits from this plan will be based upon benefits earned through December 31, 2008. Mr. Yeaman resigned from his employment with Hawaiian Electric Company on June 12, 2008, with a vested benefit payable on January 1, 2023, based on 5 years and 4 months of actual service with HEI affiliated companies. Mr. May retired as of December 31, 2008, with 16 years and 11 months of credited service at Hawaiian Electric Company. Mr. May will receive benefits under the HEI Supplemental Executive Retirement Plan, beginning six months after his separation from service. The Compensation Committee approved an addendum to the HEI Supplemental Executive Retirement Plan for Mr. May, in consideration of Mr. May's many years of service with the utility, pursuant to which his benefit under the plan would be calculated by including as part of his compensation for 2008 the greater of his annual incentive payout for 2008 or $348,600. However, since Mr. May's actual annual incentive bonus for 2008 was greater than $348,600, no additional compensation was required to be included in his final average compensation determination under the HEI Supplemental Executive Retirement Plan.

(3)
Ms. Lau, Mr. Harada, Mr. Richardson and Mr. May are covered by the Executive Death Benefit Plan of HEI and Participating Subsidiaries. The plan provides death benefits equal to two times the executive's base salary if the executive dies while actively employed or, if disabled, dies prior to age 65, and one times the executive's base salary if the executive dies following retirement. Death benefits are grossed up by the amount necessary to pay income taxes on the grossed up benefit amount. The beneficiaries of Ms. Lau, Mr. Harada and Mr. Richardson are entitled to two times the respective executive's base salary if they die while actively employed, or, if disabled, die prior to age 65. Mr. Yeaman is no longer eligible to receive benefits under this plan since he terminated prior to becoming eligible for early retirement. Mr. May's beneficiaries are entitled to a death benefit equal to Mr. May's base salary at his retirement (grossed up for taxes) upon his death.

(4)
Benefits under the HEI Excess Pay Plan are determined using the same formula as the HEI Retirement Plan, but are not subject to the Internal Revenue Code limits on the amount of annual compensation that can be used for calculating benefits under qualified retirement plans ($230,000 in 2008 as indexed for inflation) and on the amount of annual benefits that can be paid from qualified retirement plans (the lesser of $185,000 in 2008 as indexed for inflation, or the participant's highest average compensation over three years). Benefits payable under the HEI Excess Pay Plan are reduced by the benefit payable from the HEI Retirement Plan. Early retirement, death benefits and vesting provisions are similar to the HEI Retirement Plan. Effective January 1, 2009, Ms. Lau became a participant in this plan. In its meeting on November 7, 2008, the Compensation Committee approved the inclusion of Mr. Harada's $15,000 per month bonus that he received from February 1, 2008 to January 25, 2009 as HEI Acting Financial Vice President, Treasurer and Chief Financial Officer, as part of his final average compensation for determination of his benefits under the HEI Excess Pay Plan. Mr. Harada is eligible for early retirement benefits under the HEI Excess Pay Plan immediately upon termination of employment. As of December 31, 2008, Mr. Harada and Mr. Richardson were participants in the plan.

(5)
On December 8, 2008, the HEI Board accepted the recommendation of the Compensation Committee and adopted an amendment to freeze the American Savings Bank Supplemental Executive Retirement, Disability, and Death Benefit Plan, effective December 31, 2008. Benefits under the American Savings Bank Supplemental Executive Retirement, Disability, and Death Benefit Plan were determined based on a formula of 60% × Final Average Compensation (averaged over the highest paying five consecutive calendar years out of the last ten calendar years prior to 2009) × Years of Service to December 31, 2008 (maximum 20) divided by 20. Compensation used to calculate this benefit is the same as compensation used to calculate benefits under the American Savings Bank Retirement Plan, with several exceptions. Compensation is further reduced by 50% of the participant's bonuses paid under the Hawaiian Electric Industries, Inc. Executive Incentive Compensation Plan and American Savings Bank Performance Bonus Plan. In addition, elective deferrals to the American Savings Bank Select Deferred Compensation Plan are included. American Savings Bank Supplemental Executive Retirement, Disability, and Death Benefit Plan benefits are reduced by social security, the benefit payable under the frozen American Savings Bank Retirement Plan, and the equivalent single life annuity value of the bank's matching and discretionary, non-elective contributions to the HEI Retirement Savings Plan and American Savings Bank 401(k) Plan, together with any earnings thereon. Early retirement benefits similar to the American Savings Bank Retirement Plan are provided, as well as death and disability benefits. Mr. Schools was a participant in the American Savings Bank Supplemental Executive Retirement, Disability, and Death Benefit Plan with benefits accrued to December 31, 2008. The present value of Mr. Schools' frozen accrued benefit was paid to him in February 2009 in a lump sum of $19,767, which was the value of his benefit at the time of payment, and he will have no further rights under this plan. In 2009, Mr. Schools will be eligible to participate in a new American Savings Bank 401(k) Plan, a qualified defined contribution retirement plan that enables eligible employees to save for retirement on a tax-deferred basis. Eligible employees elect to reduce their salary in return for a tax-deferred contribution to their account in the plan. American Savings Bank will match contributions to the accounts of eligible employees of American Savings Bank on a dollar-for-dollar basis up to 4% of compensation. American Savings Bank may also make discretionary contributions that are allocated to the accounts of eligible employees.

(6)
The present value of accumulated benefits for the named executive officers included in the Pension Benefits table was determined based on the following:

  Methodology: The benefits are calculated as of December 31, 2008 based on the service and pay of the named executive officer as of such date.

  Assumptions:

  a.
  Discount Rate—The discount rate is the interest rate used to discount future benefit payments in order to reflect the time value of money. The discount rate used in the present value calculations (for the named executive officers other than Mr. Schools) is 6.625% for retirement benefits and 6.5% for executive death benefits as of December 31, 2008. The discount rate used in the present value calculation (for Mr. Schools) is the minimum present value segment rates under IRC Section 417(e)(3) for the 2009 plan year which is based on a September look back month.

  b.
  Mortality Table—The RP-2000 Mortality Table (separate male and female rates) projected to the date of determination with Scale AA is used to discount future pension benefit payments (for the named executive officers other than Mr. Schools) in order to reflect the probability of survival to any given future date. The mortality table that is used for minimum present values under IRC Section 417(e)(3) as described in Notice 2008-85 is used to discount future pension benefit payments (for Mr. Schools) in order to reflect the probability of survival to any given future date. For the named executive officers except Mr. Schools, mortality is applied post-retirement only.

  c.
  Retirement Age—Each named executive officer is assumed to remain in active employment until, and (for each named executive officer other than Mr. Schools) assumed to retire at, the earliest age when unreduced pension benefits would be payable, but no earlier than attained age as of December 31, 2008. Mr. Schools' present value of pension benefits was valued as the equivalent cash-out amount of his frozen accrued normal retirement benefit payable under the terms of the plan.

  d.
  Pre-Retirement Decrements—Pre-retirement decrements refer to events that could occur between the measurement date and the retirement age (such as withdrawal, early retirement, and death) that would impact the present value of benefits. No pre-retirement decrements are assumed in the calculation of pension benefit table present values for the named executive officers (other than Mr. Schools). Pre-retirement death decrements are inherent in the assumptions prescribed for calculating Mr. Schools' cash out value. Pre-retirement decrements are assumed for financial statement purposes.

  e.
  Unused Sick Leave—Each named executive officer in the HEI Retirement Plan (which does not cover Mr. Schools) is assumed to have accumulated 1,160 unused sick leave hours at retirement age.

 Nonqualified Deferred Compensation

2008 NONQUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings/(Losses) in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Constance H. Lau (1)	—	—	(91,517)	—	165,216
Eric K. Yeaman	—	—	—	—	—
Curtis Y. Harada	—	—	—	—	—
Chester A. Richardson	—	—	—	—	—
T. Michael May	—	—	—	—	—
Timothy K. Schools	—	—	—	—	—

(1)
As Chairman and Chief Executive Officer of American Savings Bank, Ms. Lau is eligible to participate in the American Savings Bank Select Deferred Compensation Plan, a contributory nonqualified deferred compensation plan. The American Savings Bank Deferred Compensation Plan allows a select group of American Savings Bank management and highly compensated employees to defer up to 100% of current salary, bonus or commissions from current taxation based upon annual elections made prior to the beginning of each deferral year. The deferred amounts are credited with gains/losses of deemed investments chosen by the participant from a designated list of 24 publicly traded mutual funds offering a range of investment styles. Investment allocations can be changed daily via the internet. While the participant is actively employed, the participant can receive an interim distribution of his or her account, but no earlier than the first day of the fourth plan year following the effective date of the initial election to defer. A participant may also request a withdrawal of a certain portion of his or her account to the extent needed to satisfy an unforeseeable emergency, subject to approval by the Total Compensation Administrative Committee, whose members include finance and human resources executives of HEI and its subsidiaries. The distribution of accounts from the American Savings Bank Select Deferred Compensation Plan is triggered by disability, death, or separation from service (including retirement). Upon disability or separation from service other than retirement, the entire account of the participant will be paid out in one lump sum, generally within thirty days according to the participant's distribution elections for each year of deferral. A participant's elections can provide for payment either in a lump sum or in substantially equal annual payments spread over a period not to exceed fifteen years. However, in accordance with Section 409A of the Internal Revenue Code, benefits paid to a "specified employee" on account of separation from service that were not earned and vested as of December 31, 2004, may not be paid until at least six months after the specified employee's separation from service. Ms. Lau did not elect to defer any amounts for 2008. She elected to defer $100,000 each year from bonuses awarded in 2004 and 2005. Earnings were based upon her personally selected allocation of deemed investments. Earnings were not considered preferential. Ms. Lau has elected to take distributions upon retirement in 15 annual payments with respect to her current balances. The deferred compensation and investment earnings attributable to Ms. Lau's bonus earned in 2005 will be subject to a six-month delay in payment upon her separation from service. The deferred compensation and investment earnings attributable to Ms. Lau's bonus earned in 2004 will be payable immediately upon her separation from service because they are not subject to the conditions of Section 409A of the Internal Revenue Code.

Potential Payments Upon Termination or Change in Control

        The table below reflects the amount of potential payments to each named executive officer in the event of retirement, voluntary termination, termination for cause, termination without cause, and termination following a change in control, assuming termination occurred on December 31, 2008 (except in the case of Mr. Yeaman and Mr. May, for whom the amounts are only those actually payable by reason of their resignation and retirement, respectively, during 2008). The amounts listed below are estimates (except in the case of Mr. Yeaman and Mr. May); actual amounts to be paid would depend on the actual date of termination and circumstances existing at that time. The amounts shown below for payments made upon a qualifying termination of employment after a change in control relate to the individual change-in-control agreements effective January 1, 2009 as if they had been in effect on December 31, 2008.

TERMINATION/CHANGE-IN-CONTROL PAYMENT TABLE

Name/ Benefit Plan or Program	Retirement on 12/31/08 ($) (1)	Voluntary Termination on 12/31/08 ($) (2)	Termination for Cause on 12/31/08 ($) (3)	Termination without Cause on 12/31/08 ($) (4)	Qualifying Termination after Change in Control on 12/31/08 ($) (5)
Constance H. Lau
Executive Incentive Compensation Plan (6)	—	—	—	—	—
Long-Term Incentive Plan (7)	1,114,650	—	—	—	—
Stock Appreciation Rights (8)	—	—	—	—	—
Restricted Stock (9)	—	—	—	637,881	—
Preferential mortgage interest rate (10)	26,966	—	—	—	—
Change-in-Control Agreement	—	—	—	—	4,674,385

TOTAL	1,141,616	—	—	637,881	4,674,385

Eric K. Yeaman
Executive Incentive Compensation Plan (6)	—	—	—	—	—
Long-Term Incentive Plan (7)	—	—	—	—	—
Stock Appreciation Rights (8)	—	—	—	—	—
Restricted Stock (9)	—	—	—	—	—
Change-in-Control Agreement	—	—	—	—	—

TOTAL	—	—	—	—	—

Curtis Y. Harada
Executive Incentive Compensation Plan (6)	—	—	—	—	—
Long-Term Incentive Plan (7)	95,201	—	—	—	—
Stock Appreciation Rights (8)	—	—	—	—	—
Restricted Stock (9)	—	—	—	52,201	—
Change-in-Control Agreement	—	—	—	—	810,215

TOTAL	95,201	—	—	52,201	810,215

Name/ Benefit Plan or Program	Retirement on 12/31/08 ($) (1)	Voluntary Termination on 12/31/08 ($) (2)	Termination for Cause on 12/31/08 ($) (3)	Termination without Cause on 12/31/08 ($) (4)	Qualifying Termination after Change in Control on 12/31/08 ($) (5)
Chester A. Richardson
Executive Incentive Compensation Plan (6)	—	—	—	—	—
Long-Term Incentive Plan (7)	81,900	—	—	—	—
Stock Appreciation Rights (8)	—	—	—	—	—
Restricted Stock (9)	—	—	—	26,067	—
Change-in-Control Agreement	—	—	—	—	986,676

TOTAL	81,900	—	—	26,067	986,676

T. Michael May
Executive Incentive Compensation Plan (6)	—	—	—	—	—
Long-Term Incentive Plan (7)	516,600	—	—	—	—
Stock Appreciation Rights (8)	—	—	—	—	—
Restricted Stock (9)	—	—	—	208,806	—
Change-in-Control Agreement	—	—	—	—	—

TOTAL	516,600	—	—	208,806	—

Timothy K. Schools
Executive Incentive Compensation Plan (6)	—	—	—	—	—
Long-Term Incentive Plan (7)	185,763	—	—	—	—
Stock Appreciation Rights (8)	—	—	—	—	—
Restricted Stock (9)	—	—	—	35,869	—
Preferential mortgage interest rate (10)	29,080	—	—	—	—
Change-in-Control Agreement	—	—	—	—	2,890,556

TOTAL	214,843	—	—	35,869	2,890,556

Note: All stock-based award amounts were valued using the 2008 year-end closing price of HEI Common Stock of $22.14 per share. Other benefits that are available to all employees on a non-discriminatory basis and perquisites aggregating less than $10,000 in value have not been listed.

(1)
Retirement Payments & Benefits.    In addition to the payments presented above, retired executives are entitled to receive their vested retirement and deferred compensation benefits under all termination scenarios. See the Pension Benefits table and Nonqualified Deferred Compensation table and related notes on pages 50-54.

(2)
Voluntary Termination Payment & Benefits.    The amounts shown are benefits available to the named executive officers on December 31, 2008, if they terminated voluntarily, except for Mr. Yeaman, whose benefits are shown as of his actual termination date on June 12, 2008.

(3)
Termination for Cause Payments & Benefits.    If the executive is terminated for cause, he or she could lose any annual or long-term incentives based upon the Compensation Committee's right to amend, suspend or terminate the incentive awards or any portion of it at any time. "Cause" generally means a violation of the HEI Corporate Code of Conduct. Termination for cause results in the forfeiture of all vested nonqualified stock options and stock appreciation rights and related dividend equivalents. Unvested stock appreciation rights and related dividend equivalents (none of which will remain after April 7, 2009) and unvested restricted stock would be forfeited as well. The executive's participation in the change-in-control agreement would also end and the executive's benefit from the nonqualified retirement plans would be forfeited.

(4)
Termination without Cause Payments & Benefits.    If the executive is terminated without cause, he or she could lose any annual or long-term incentives based upon the Compensation Committee's right to amend, suspend or terminate the incentive awards or any portion of it at any time. Termination without cause results in the pro rata payment of all vested nonqualified stock options, stock appreciation rights and related dividend equivalents and restricted stock. In the case of nonqualified stock options and stock appreciation rights, the executive has one year in which to exercise.

(5)
Change in Control Payments & Benefits.    Change in control as defined under the change-in-control agreements and HEI's Stock Option Incentive Plan, as amended and restated, effective May 6, 2008, generally means a change in ownership of HEI, a substantial change in the voting power of HEI's securities or a change in the majority of the composition of the Board following the consummation of a merger, tender offer or similar transaction. As explained further below, Mr. Schools' change-in-control agreement and other agreements define change in control to also mean a sale of American Savings Bank or similar transaction.

  Ms. Lau and Mr. Schools each have a lump sum severance multiplier of three times, Mr. Richardson has a lump sum severance multiplier of two times, and Mr. Harada has a lump sum severance multiplier of one time applied to the sum of the executive's base salary and bonus (determined to be the greater of the current target bonus or the largest actual bonus during the preceding three years). Mr. Yeaman's change-in-control agreement terminated when he resigned from Hawaiian Electric Company on June 12, 2008. Mr. May's change-in-control agreement terminated upon his retirement on December 31, 2008.

  In addition, executives would receive continued life, disability, dental, accident and health insurance benefits for the severance period (the number of years equal to the applicable severance multiplier). Executives would receive a lump sum payment equal to the present value of the additional benefit the executives would have earned under their respective retirement and savings plans during the severance period. Executives would also receive the greater of current target or actual projected short- and long-term incentive bonuses, prorated if termination occurs during the first half of the applicable performance period and the full aggregate value if termination occurs after the end of the first half of the applicable performance period. For all the HEI named executive officers, additional age and service credit is received for the severance period for purposes of determining retiree welfare benefit eligibility; however, American Savings Bank does not have a post-retirement medical benefits plan and Mr. Schools will not participate in this benefit. Executives would receive financial, tax planning and outplacement services, capped at 15% of salary. Payment would generally be delayed for six months following termination of employment to the extent required to avoid an additional tax under Section 409A of the Internal Revenue Code. Interest would accrue during the six-month delay period at the prevailing six-month certificate of deposit rate and payments would be set aside during that period in a grantor ("rabbi") trust.

  Other benefits are provided to the executives upon a change in control under the Stock Option Incentive Plan, as amended and restated, effective May 6, 2008, as described below. All such severance and benefit payments under the change-in-control agreements are limited to the maximum amount deductible under Section 280G of the Internal Revenue Code, and to the extent necessary to make such payments deductible, the severance and benefit payments may be reduced.

  Mr. Schools' agreement also defines a change in control as a change in ownership of American Savings Bank. At its meeting on October 30, 2007, the same date when the Committee approved

  Mr. Schools' compensation upon his promotion to President of American Savings Bank, the Compensation Committee determined that Mr. Schools need not repay any portion of his $400,000 signing bonus if there was a change in control at American Savings Bank (and he lost his employment as a result thereof) within four years from the date of commencement of his employment on July 15, 2007. Additionally, at its meeting on January 14, 2008, the Compensation Committee determined that if American Savings Bank was sold in 2008 and if Mr. Schools' employment with American Savings Bank was terminated within 12 months as a result of the sale, necessitating his return to the mainland, then HEI would purchase Mr. Schools' residence in Hawaii for the same closing price at which Mr. Schools acquired the house in 2007, namely, $3.635 million, but only after Mr. Schools listed the house for sale and attempted for at least six months to sell it. HEI would also pay for: (a) the realtor commission expense in selling the house (at ≤ 6%); and (b) the cost of relocating Mr. Schools and his family back to the mainland (not to exceed $75,000 in total exclusive of realtor commission). The January 14, 2008 agreement to purchase Mr. Schools' house terminated on December 31, 2008.

(6)
Executive Incentive Compensation Plan.    Upon death, disability or retirement, executives continue to participate in the annual incentive compensation plan at a prorated amount, provided there has been a minimum service of nine months during the annual performance period, with payment to be made at the end of the annual incentive plan cycle if the applicable performance goals are achieved, using the executive's salary at the time of termination. In termination scenarios other than a change in control, participants who terminate for other reasons during the plan cycle forfeit any accrued annual incentive award. Annual incentive compensation payments in the event of a change in control are described in footnote 5 above and quantified as part of the Change-in-Control Agreement payment in the table above.

(7)
Long-Term Incentive Plan.    Upon death, disability or retirement, executives continue to participate in each on-going long-term incentive plan cycle at a prorated amount, provided there has been a minimum service of twelve months during the three-year performance period, with payment to be made at the end of the three-year cycle if performance goals are achieved, using the executive's salary at the time of termination. The amounts are estimates at target range for goals achievable for all applicable plan years, prorated based upon service through December 31, 2008; actual payouts will depend upon performance achieved at the end of the plan cycle. In termination scenarios other than a change in control, participants who terminate during the plan cycle for reasons other than death, disability or retirement forfeit any accrued long-term incentive award. Long-term incentive compensation payments in the event of a change in control are described in footnote 5 above and quantified as part of the Change-in-Control Agreement payment in the table above.

(8)
Stock Appreciation Rights; Nonqualified Stock Options.    The vesting of unvested stock appreciation rights, including related dividend equivalents accrued to date, would be accelerated upon termination due to retirement or change in control. If an executive retires, all vested shares must be exercised within a period of three years from the executive's retirement date or within the original grant term, whichever ends first. Unvested stock appreciation rights, including related dividend equivalents, are forfeited upon voluntary termination, termination for cause, and termination without cause. For terminations other than for cause and retirement, vested nonqualified stock options and stock appreciation rights must be exercised within a period of one year from the date of termination or within the original grant term, whichever ends first. Termination for cause results in the forfeiture of all vested and unvested nonqualified stock options and stock appreciation rights and related dividend equivalents. As of December 31, 2008, all nonqualified stock options were fully vested.

  The amount that is shown in the table is the intrinsic ("spread") value of the vested award. The stock appreciation rights had no intrinsic value as of December 31, 2008 because the exercise price was greater than the 2008 year-end closing price.

(9)
Restricted Stock Awards.    Restricted stock vests on a prorata basis (based on service to date compared to the original vesting period) upon termination without cause and becomes fully vested upon a change in control. For all other termination events, the unvested restricted stock is forfeited. The amount shown is based on the 2008 year-end closing price of vested shares. Restricted stock severance payments in the event of a change in control are described in footnote 5 above and have been quantified as part of the Change-in-Control Agreement payment in the table above.

(10)
Preferential Mortgage Interest.    The amount shown is an annual amount calculated as of December 31, 2008. Upon retirement, Ms. Lau's and Mr. Schools' preferential rates continue. In other termination scenarios, the interest rate would reset to the market rate at the time the loan was originally funded or, if applicable, the market rate in effect at the later of the time when the loan was last refinanced or modified in interest rate or term.

Director Compensation

How is director compensation determined?

        The Board believes that a competitive package is necessary to attract and retain individuals with the talent needed for the challenging role of serving as a director of a publicly traded company with a unique blend of highly regulated industries. The Board chooses to compensate nonemployee directors using a mix of cash and HEI Common Stock to allow for an appropriate level of compensation for services, including a level of stock awards that will align the interests of directors with HEI shareholders. Only nonemployee directors are compensated for their service as directors.

        The Compensation Committee has the responsibility for recommending nonemployee director compensation to the Board. In 2007, the Committee asked Towers Perrin to conduct a review of HEI's nonemployee director compensation practices. Towers Perrin assessed the structure of HEI's nonemployee director compensation program and its value compared to competitive market practices of financial services and utility peer companies, similar to those used in its executive compensation review. The 2007 analysis took into consideration the duties, scope of role and responsibilities of the corporate and subsidiary board members, in addition to the HEI regulatory structure. The Committee reviewed the analysis in determining its recommendations to the Board concerning the appropriate nonemployee director compensation, including cash retainers, stock awards, and meeting fees. In its meeting on May 3, 2007, the Board approved the Committee's recommendations on director compensation. Although Ms. Lau is a member of the HEI Board, she does not participate in the determination of nonemployee director compensation.

  Retainer

        The following is the annual retainer schedule for nonemployee directors of HEI and subsidiary companies paid in quarterly installments. Nonemployee directors of HEI who also serve on Board committees or as directors on subsidiary company boards receive fees for service on such boards or committee as indicated below.

HEI Nonexecutive Chairman of the Board	$250,000
HEI Director	40,000
HEI Audit Committee Chairman	15,000
HEI Compensation Committee Chairman	10,000
HEI Nominating and Corporate Governance Chairman	5,000
HEI Audit Committee Member	6,000
HEI Compensation Committee Member	4,000
HEI Nominating and Corporate Governance Member	4,000
American Savings Bank Director	25,000
Hawaiian Electric Company Director	25,000
American Savings Bank Audit Committee Chairman	12,500
Hawaiian Electric Company Audit Committee Chairman	10,000
American Savings Bank Audit Committee Member	5,000
Hawaiian Electric Company Audit Committee Member	4,000

  Meeting Fees

        In January 2008, the Board approved the Compensation Committee's recommendation to revise the compensation of nonemployee directors of HEI serving on the Boards of Hawaii Electric Light Company and Maui Electric Company, both subsidiaries of Hawaiian Electric Company, from an annual retainer of $8,000 to a per meeting fee schedule as indicated below:

Hawaii Electric Light Company Director	$500 per meeting attended
Maui Electric Company Director	$500 per meeting attended

        Nonemployee directors on the American Savings Bank Compliance Committee received a meeting fee of $1,000 for each meeting attended. The American Savings Bank Compliance Committee was dissolved in January 2009.

        In addition, the Board has also approved the following additional meeting fee schedule earned by a director per extra meeting, after attending the following minimum number of committee meetings during the calendar year:

HEI Audit Committee Member	$1,250 per meeting after 8 meetings
American Savings Bank Audit Committee Member	$1,000 per meeting after 8 meetings
Hawaiian Electric Company Audit Committee Member	$750 per meeting after 8 meetings
HEI Nominating and Corporate Governance Committee Member	$500 per meeting after 6 meetings
HEI Compensation Committee Member	$500 per meeting after 6 meetings

  Stock Awards

        For 2008, each HEI nonemployee director received 1,800 shares of HEI Common Stock, which is granted annually for the purpose of further aligning directors' and shareholders' interests. Stock grants to existing directors are made during the quarter of HEI's annual meeting.

        Retirement Benefit.    At its meeting on December 17, 1996, the Board voted to terminate the Nonemployee Director Retirement Plan, which had been approved by the shareholders on April 17, 1990. Pursuant to the terms of the termination, the right of previously retired directors to receive benefits continues in accordance with the terms of the Nonemployee Director Retirement Plan as in effect at termination, and the present value of the accrued benefit of directors age 55 or younger or with 5 years of service or less as of April 22, 1997 has been paid out. The retirement benefit for all other directors who had been participating in the Nonemployee Director Retirement Plan (Mr. Myers and Ms. Plotts) was frozen as of December 31, 1996, and will be paid upon retirement of the director. Upon their retirement from service as a director, Mr. Myers and Ms. Plotts will each receive an annual amount, paid quarterly, of $15,000 (their annual retainer in effect at December 31, 1996) for a period equal to the number of years of their active service through December 31, 1996 (7 years for Mr. Myers and 10 years for Ms. Plotts). Upon the death of the director, whether retired or not, HEI's obligation to make payments ceases. As of December 31, 2008, the present value of Mr. Myers' and Ms. Plotts' accumulated benefit was $53,165 and $98,090, respectively.

        Deferred Compensation.    Nonemployee directors may elect to participate in the HEI Nonemployee Directors' Deferred Compensation Plan, as amended and restated, effective January 1, 2009, which allows any nonemployee director to defer compensation from HEI for service as a director. The plan allows for either lump sum or installment distributions upon the retirement of the director. Upon the death of the director, the balance of the deferred account will be distributed in a lump sum to a designated beneficiary. Mr. Mills, who retired from the Board on July 9, 2008, was the only participant in the plan in 2008, although he did not make any deferral elections in 2008. The annual earnings on the plan are credited by HEI based upon the American Savings Bank three-year certificate of deposit rate established on January 1 of each year. As of December 31, 2008, Mr. Mills' deferred compensation balance was $59,231. Mr. Mills elected to receive a lump sum distribution upon his retirement and was paid his full balance in January 2009.

        Perquisites—Discounted Fees and Services.    The Board approved a recommendation of the Nominating and Corporate Governance Committee in 2006 that, effective June 30, 2006, new preferential rate loans not be extended to any nonemployee director of American Savings Bank (including American Savings Bank directors who are also nonemployee directors of HEI). Existing preferential rate loans to nonemployee American Savings Bank directors as of June 30, 2006 were grandfathered. The preferential rate loans provided to directors that exceeded $120,000 in the aggregate at any time during 2008 are described under "Other Relationships and Related Person Transactions—Are there any related person transactions with HEI or its subsidiaries?" on pages 66-67 and are reflected in the Director Compensation Table under All Other Compensation on page 62. American Savings Bank continues to offer grandfathered preferential employee rate loans to its executive officers and employees who were employed prior to January 1, 2009, as allowed by the amended Federal Reserve Act.

        Other Perquisites.    Directors, at their election and at their cost, may participate in the group employee medical, vision and dental plans generally made available to HEI, Hawaiian Electric Company or American Savings Bank employees. Mr. Gushman participates in this program, but since he pays all of the premiums, no aggregate incremental cost is attributed to HEI.

        HEI directors who are also nonemployee directors of American Savings Bank may receive other free services such as personal checking and traveler's checks, safe deposit boxes, notary services and stop payment services. American Savings Bank directors may also receive these services if they qualify as Private Banking customers. These services are made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and do not involve more than the normal risk of collectability or present other unfavorable features.

Director Compensation Table

        The following director compensation table shows the compensation of the HEI Board of Directors for 2008:

2008 DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (3)	All Other Compensation ($) (4)	Total ($)
Don E. Carroll	75,000	44,640	—	—	—	—	119,640
Shirley J. Daniel	71,000	44,640	—	—	—	27,920	143,560
Thomas B. Fargo	84,000	44,640	—	—	—	—	128,640
Richard W. Gushman, II	72,667	44,640	—	—	—	63,392	180,699
Victor H. Li	69,500	44,640	—	—	—	8,292	122,432
Bill D. Mills (5)	25,333	44,640	—	—	—	—	69,973
A. Maurice Myers	45,000	44,640	—	—	1,542	—	91,182
Diane J. Plotts	100,500	44,640	—	—	3,922	13,623	162,685
James K. Scott	70,834	44,640	—	—	—	—	115,474
Kelvin H. Taketa	70,000	44,640	—	—	—	—	114,640
Barry K. Taniguchi	109,000	44,640	—	—	—	—	153,640
Jeffrey N. Watanabe	340,833	44,640	—	—	—	20,589	406,062

(1)
See detail of cash retainers for Board and committee service below.

(2)
Represents the value of unrestricted HEI Common Stock determined by reference to the average of the high and low sales prices of $24.80 per share on the NYSE on the date of issuance. Each of the HEI nonemployee directors received an annual grant in June 2008 of 1,800 shares of HEI Common Stock with a fair market value of $44,640. HEI directors do not receive any HEI restricted stock or stock option awards.

(3)
Represents the change in pension value. Since Ms. Plotts and Mr. Myers no longer earn credited service, the change in present value is due solely to actuarial factors such as a change in discount rate or mortality assumptions.

(4)
In 2008, certain HEI directors who are also American Savings Bank directors continued to have grandfathered preferential rate loans. The difference between the market rate loan interest and the preferential rate loan interest was $27,920 for Dr. Daniel, $63,392 for Mr. Gushman, $8,292 for Dr. Li, $13,623 for Ms. Plotts, and $20,589 for Mr. Watanabe.

(5)
Mr. Mills retired as of July 9, 2008.

        Details of cash retainers for board and committee service are noted below:

Name	HEI Board Retainer ($)	HEI Comm. Retainer ($)	HEI Chairman of the Board Retainer ($)	HECO Board Retainer ($)	HECO Audit Comm. Retainer ($)	HELCO Board Fee ($)	MECO Board Fee ($)	ASB Board Retainer ($)	ASB Audit Comm. Retainer ($)	ASB Compliance Comm. Meeting Fee	Additional Meeting Fees ($) (1)	Total ($)
Don E. Carroll	40,000	4,000	—	—	—	—	—	25,000	5,000	—	1,000	75,000
Shirley J. Daniel	40,000	6,000	—	—	—	—	—	25,000	—	—	—	71,000
Thomas B. Fargo	40,000	14,000	—	25,000	4,000	—	—	—	—	—	1,000	84,000
Richard W. Gushman	40,000	2,667	—	—	—	—	—	25,000	5,000	—	—	72,667
Victor H. Li	40,000	4,000	—	—	—	—	—	25,000	—	—	500	69,500
Bill D. Mills	20,000	5,333	—	—	—	—	—	—	—	—	—	25,333
A. Maurice Myers	40,000	4,000	—	—	—	—	—	—	—	—	1,000	45,000
Diane J. Plotts	40,000	19,000	—	—	—	—	—	25,000	12,500	3,000	1,000	100,500
James K. Scott (3)	40,000	10,000	—	4,167	—	—	—	16,667	—	—	—	70,834
Kelvin H. Taketa	40,000	5,000	—	25,000	—	—	—	—	—	—	—	70,000
Barry K. Taniguchi	40,000	6,000	—	25,000	10,000	1,500	1,500	25,000	—	—	—	109,000
Jeffrey N. Watanabe (2)	40,000	—	250,000	20,833	—	—	—	25,000	5,000	—	—	340,833

(1)
Per meeting fee paid for each additional committee meeting attended after a minimum number of meetings determined by the Board.

(2)
Mr. Watanabe was appointed to the Hawaiian Electric Company Board effective February 25, 2008.

(3)
Dr. Scott resigned from the Hawaiian Electric Company Board effective February 25, 2008, and was appointed to the American Savings Bank Board effective May 5, 2008.

Stock Ownership Information

How much stock do HEI's directors and executive officers own?

        The following table shows how many shares of HEI Common Stock were beneficially owned as of February 20, 2009 by each director, nominee for director and named executive officer (as listed in the Summary Compensation Table on pages 44-46) and by all directors and executive officers as a group, based in part on information furnished by the respective individuals.

Amount of Common Stock and Nature of Beneficial Ownership

Name of Individual or Group	Sole Voting or Investment Power (1)	Shared Voting or Investment Power (2)	Other Beneficial Ownership (3)	Stock Options/ Restricted Stock Units (4)	Total (5)

Nonemployee directors
Don E. Carroll	15,985				15,985
Shirley J. Daniel	12,935				12,935
Thomas B. Fargo	9,468				9,468
Richard W. Gushman, II	10,688				10,688
Victor H. Li	2,626	11,204	507		14,337
A. Maurice Myers	31,016	4,281			35,297
Diane J. Plotts	16,880				16,880
James K. Scott	19,633				19,633
Kelvin H. Taketa	15,021				15,021
Barry K. Taniguchi		21,608			21,608
Jeffrey N. Watanabe	22,501		4		22,505
Employee director and Named Executive Officer
Constance H. Lau	149,513		6,680	215,511	371,704
Other Named Executive Officers
Curtis Y. Harada	12,602			93	12,695
T. Michael May (6)	38,071			46,387	84,458
Chester A. Richardson	4,500				4,500
Timothy K. Schools	7,000				7,000
Eric K. Yeaman (6)					0
All directors and executive officers as a group (17 persons) (5)	330,468	37,093	7,191	215,604	590,356

(1)
Includes the following shares held as of February 20, 2009 in the form of stock units in the HEI Common Stock fund pursuant to the HEI Retirement Savings Plan: approximately 74 shares for Ms. Lau, 7,602 shares for Mr. Harada, 204 shares for Mr. May, and with respect to all directors and executive officers as a group, 7,676 shares. The value of a unit is measured by the closing price of HEI Common Stock. Also includes the following unvested restricted shares over which the holders have sole voting but no investment power until the restrictions lapse: approximately 55,000 shares for Ms. Lau, 5,000 shares for Mr. Harada, 4,500 shares for Mr. Richardson, 7,000 shares for Mr. Schools and with respect to all directors and executive officers as a group, 71,500 shares.

(2)
Shares registered in name of the individual and spouse.

(3)
Shares owned by spouse, children or other relatives sharing the home of the director or officer in which the director or officer disclaims personal interest.

(4)
Includes the number of shares that the individuals named above had a right to acquire as of or within 60 days after February 20, 2009 pursuant to (i) stock options and related dividend equivalent rights thereon and (ii) restricted stock units upon retirement. These shares are included for purposes of calculating the percentage ownership of each individual named above and all directors and executive officers as a group as described in footnote (5) below, but are not deemed to be outstanding as to any other person. This column does not include any shares subject to stock appreciation rights and the related dividend equivalent rights held by three current and former executive officers whose beneficial ownership is reported above. As of February 20, 2009, these current and former executive officers held a total of 220,000 stock appreciation rights and 4,757 dividend equivalent rights, which have vested as of February 20, 2009 or will vest within 60 days after February 20, 2009. Upon exercise of a stock appreciation right, the holder will receive the number of shares of HEI Common Stock that has a total value equivalent to the difference between the exercise price of the stock appreciation right and the fair market value of HEI Common Stock on the date of exercise, which is defined in the grant agreement as the average of the high and low sales prices on the New York Stock Exchange on that date. As of February 20, 2009, the fair market value of HEI Common Stock as defined in the grant agreement was $16.985 per share, which is lower than the exercise price of all of the stock appreciation rights held by HEI's current and former executive officers on February 20, 2009. Thus, as of February 20, 2009, none of these stock appreciation rights were exercisable. If the market value of HEI Common Stock increases to a sufficient level (above $26.02 in the case of stock appreciation rights granted in 2004 and above $26.18 in the case of stock appreciation rights granted in 2005), then certain of these stock appreciation rights could become exercisable within 60 days after February 20, 2009. The number of shares that may be acquired in such event cannot be determined because it depends on the fair market value of HEI Common Stock, as defined in the grant agreement, on the date of exercise. The directors have not received any stock appreciation rights.

(5)
As of February 20, 2009, the directors and executive officers of HEI as a group and each individual named above beneficially owned less than one percent of the record number of outstanding shares of HEI Common Stock as of that date and no shares were pledged as security.

(6)
Mr. Yeaman terminated his service on June 12, 2008 and Mr. May retired as of December 31, 2008.

Does anyone own more than 5% of HEI's stock?

        No person is known to HEI to be the beneficial owner of more than 5% of the outstanding HEI Common Stock.

Does HEI have stock ownership guidelines for directors and officers?

        In 2003, the Board adopted stock ownership guidelines for HEI officers and directors, which went into effect on January 1, 2004. Each officer and director subject to the guidelines has five years to achieve the level of required stock ownership. Stock ownership is measured on January 1 of each year based on the average closing price of HEI common stock on all trading days of the previous calendar year. As of January 1, 2009, each of the directors and officers subject to the guidelines met the ownership requirements, except for those directors and officers who were appointed after 2003 and still have time to meet the guidelines: Admiral Fargo, who has until January 1, 2011, and Mr. Gushman,

Mr. Richardson and Mr. Schools, who have until January 1, 2013, to meet the guidelines. At its meeting on January 26, 2009, the HEI Board amended the policy to increase the stock ownership guidelines for the HEI President and Chief Executive Officer to five times (from two and a half times) her base salary in stock within five years from the date the policy was amended in keeping with peers and what the Compensation Committee believes to be best practices. The targets are as follows: (1) HEI President and Chief Executive Officer—5 times base salary; (2) other named executive officers of HEI—1.5 times base salary; (3) members of the Board of Directors of HEI—5 times annual cash retainer; and (4) Chairman of the Board—1 times Chairman's cash retainer.

Section 16(a) Beneficial Ownership Reporting Compliance

        Based solely on a review of forms filed by its reporting persons during the last fiscal year, HEI believes that the reporting persons complied with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, except for Mr. Taniguchi and Mr. Mills (who has since retired from the Board), who each failed inadvertently to report one transaction in a timely fashion. Each of these reports has now been filed.

Other Relationships and Related Person Transactions

Does HEI have a written related person transaction policy?

        The Board of Directors has adopted a written related person transaction policy that is separate from HEI's Corporate Code of Conduct. The related person transaction policy is specific to transactions between related persons such as executive officers and directors and their immediate family members in which the amount involved exceeds $120,000 and in which any related person had or will have a direct or indirect material interest. Under the policy, the Board, acting through the Nominating and Corporate Governance Committee, will approve a related person transaction involving a director if the Board determines in advance that the transaction is not inconsistent with the best interest of HEI and its shareholders. The Board, acting through the Audit Committee, will approve a related person transaction involving an officer if the Board determines in advance that the transaction is not in violation of HEI's Corporate Code of Conduct.

Are there any family relationships between any HEI executive officer, director and nominee for director?

        There are no family relationships between any HEI executive officer, director and nominee for director.

Are there any related person transactions with HEI or its subsidiaries?

        HEI's banking subsidiary, American Savings Bank, offers grandfathered preferential employee rate loans to its executive officers and employees who were employed prior to January 1, 2009, as allowed by the amended Federal Reserve Act. The Board approved a recommendation of the Nominating and Corporate Governance Committee that effective June 30, 2006, new preferential rate loans not be extended to any nonemployee director of American Savings Bank. Existing preferential rate loans to nonemployee American Savings Bank directors as of June 30, 2006 were grandfathered. Preferential rate loans that exceeded $120,000 in the aggregate at any time during 2008 are shown below:

Name	Largest Principal Amount Outstanding During 2008	Principal Amount Outstanding on 1/31/09	Amount of Principal Paid in 2008		Amount of Interest Paid in 2008	Type of Transaction	Average Interest Rate Charged (1)
Shirley J. Daniel	1,436,682	1,405,218	28,995		56,940	First Mortgage	4.000%
Richard W. Gushman, II	1,782,268	1,731,038	47,225		57,224	First Mortgage	3.250%
Constance H. Lau	775,502	750,122	23,402		20,077	First Mortgage	2.625%
Constance H. Lau	33,259	29,769	3,217		994	Second Mortgage	3.125%
Constance H. Lau	3,271	0	8,866		0	Credit Card	12.000%
Victor H. Li	334,321	325,181	8,427		9,914	First Mortgage	3.000%
Diane J. Plotts	422,396	408,748	12,584		10,937	First Mortgage	2.625%
Timothy K. Schools	2,908,000	2,908,000	0	(2)	185,385	First Mortgage	6.375%
Jeffrey N. Watanabe	521,725	501,732	18,425		19,250	First Mortgage	3.750%

(1)
The first mortgage rate is based on American Savings Bank's policy for employees and directors at the time the loan was made using a formula of .50% premium above the cost of funds or .50% premium above the Applicable Federal Rate established by the Internal Revenue Service, whichever is greater, except for Mr. Schools. Mr. Schools' first mortgage rate is 1.00% below the market rate at the time the loan was made. The second mortgage rate uses the same formula with a premium of 1.00%.

(2)
Interest-only for 10 years and amortizes for the remaining 20 years.

        American Savings Bank has made other loans, established lines of credit and issued credit cards to directors and executive officers of HEI, and to members of their immediate families. These loans and extensions of credit were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectability or present other unfavorable features.

Compensation Committee Interlocks and Insider Participation

        Don E. Carroll, Thomas B. Fargo, Victor H. Li, Bill D. Mills, A. Maurice Myers and Diane J. Plotts were members of the HEI Compensation Committee for all or part of 2008. Mr. Mills was Compensation Committee Chairman from January 1, 2008 to May 6, 2008. He retired from the Board on July 9, 2008. Admiral Fargo was appointed Compensation Committee Chairman on May 6, 2008.

        Victor Li and Diane Plotts are members of the HEI Board and Compensation Committee and are also members of the American Savings Bank Board. As members of the American Savings Bank Board, they have received preferential rate loans as described above.

Audit Committee Report

        The Audit Committee is responsible for providing independent, objective oversight of HEI's accounting functions and internal controls. It operates and acts under a written charter, which was adopted and approved by the Committee and the HEI Board of Directors. The Board has determined that the five directors of the Audit Committee meet the independence and other qualification requirements of the New York Stock Exchange Listed Company Manual and applicable securities laws. Ms. Plotts, Dr. Daniel and Mr. Taniguchi have been determined by the Board of Directors to be the "audit committee financial experts" on the Audit Committee. In addition, the Committee has standby arrangements with its own independent legal counsel and accounting advisors.

        The Audit Committee oversees HEI's financial process on behalf of the Board of Directors. Management has the primary responsibility for HEI's consolidated financial statements and reporting process, including the systems of internal control. The independent registered public accounting firm has the responsibility for the independent audit of the consolidated financial statements and expressing an opinion on the conformity of those audited consolidated financial statements with U.S. generally accepted accounting principles.

        In connection with these responsibilities, the Audit Committee held four regular meetings in 2008. In these meetings with management and KPMG LLP, HEI's independent registered public accounting firm, the Committee's review and discussion included the audited consolidated financial statements, audit plan, and quality/adequacy of internal controls. The Committee believes that management maintains effective systems of internal control that result in fairly presented consolidated financial statements. Discussions with KPMG LLP included the matters required by Statement on Auditing Standards No. 61, which incorporates information regarding the scope and results of the audit.

Independent Registered Public Accounting Firm's Independence

        KPMG LLP provided the Committee with written disclosures and a letter regarding its independence from management as required by professional standards and other regulatory requirements including applicable requirements of the Public Company Accounting Oversight Board. Based on its review of the disclosure statements and discussions with KPMG LLP, the Audit Committee satisfied itself as to the independence of the external auditor.

Auditors' Fees

        The following table sets forth the fees paid or payable to KPMG LLP relating to the audit of the 2008 consolidated financial statements and fees for other professional services billed in 2008 with comparative amounts for 2007:

	2008		2007
	Fees	%	Fees	%
Audit fees (principally consisted of fees associated with the audit of HEI's, HECO's and ASB's consolidated financial statements and internal control over financial reporting (SOX 404), quarterly reviews, issuances of letters to underwriters, accounting consultations on matters reflected in the financial statements, statutory audits, review of registration statements, and issuance of consents)	$2,080,000	95.5	$2,011,500	93.0
Audit-related fees (principally consisted of fees associated with the audit of the financial statements of certain employee benefit plans)	64,400	3.0	60,300	2.8
Tax fees (tax compliance services with respect to Federal and State taxes)	32,500	1.5	90,500	4.2
All other fees	—	—	—	—

	$2,176,900	100.0	$2,162,300	100.0

        All of the foregoing amounts were preapproved.

        The Audit Committee, pursuant to the terms of its charter, approves all audit services to be performed by the independent registered public accounting firm. In addition, the Audit Committee's preapproval policies and procedures for nonaudit services proposed to be performed by HEI's independent registered public accounting firm are initiated by departmental requests for nonaudit services, which are reviewed by senior management and, once found by management to be acceptable, are sent to the Audit Committee for approval via unanimous written consent or at a meeting of the Audit Committee. In addition, the Audit Committee reviewed the professional fees billed by KPMG LLP and determined that the provision of nonaudit services was compatible with the maintenance of the auditors' independence.

        Based on its reviews and discussions with management and KPMG LLP described above and review of their representations and disclosures, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in HEI's 2008 Annual Report on Form 10-K.

SUBMITTED BY THE
AUDIT COMMITTEE
OF THE HEI BOARD OF DIRECTORS

Diane J. Plotts, Chairman
Shirley J. Daniel
Thomas B. Fargo
James K. Scott
Barry K. Taniguchi

Other Information

How are proxies solicited and what is the cost?

        HEI will solicit proxies by mail, telephone, or other means of communication. We have engaged Laurel Hill Advisory Group to assist in the distribution of proxy materials and solicitation of proxies from shareholders at a cost of $6,500 plus reasonable expenses for such services. In addition, Laurel Hill may also solicit proxies by telephone, for which we will reimburse their expenses. We will also reimburse brokers, fiduciaries and custodians for their costs in forwarding proxy materials to beneficial owners of our Common Stock.

What is the deadline for submitting a proposal for next year's Annual Meeting?

        Shareholders who want to have a proposal included in the Proxy Statement and form of proxy for the 2010 Annual Meeting of Shareholders must notify the Corporate Secretary of HEI in writing. The proposal must be received by November 18, 2009.

How can business matters be brought before the Annual Meeting and how will they be voted?

        Shareholders who want to properly present business before the Annual Meeting must give notice to the Corporate Secretary of HEI no later than 60 days nor earlier than 90 days prior to the anniversary date of the preceding year's annual meeting. To be timely in the year 2010, notice must be received by the Corporate Secretary of HEI no later than March 6, 2010 and no earlier than February 4, 2010. The notice must be in writing and state the reason and brief description of the business, the name and address of the shareholder, number of shares of HEI Common Stock owned by the shareholder, and any material interest of the shareholder in such business, and include a representation that the shareholder will present the business before the meeting in person or by proxy.

How can shareholders make recommendations for director nominees or nominate a candidate for election?

        You can recommend any person as a director of HEI to the Nominating and Corporate Governance Committee by writing to that Committee in care of the Corporate Secretary, Hawaiian Electric Industries, Inc., P. O. Box 730, Honolulu, Hawaii 96808-0730. Recommendations must be received by November 30, 2009 for consideration by the Nominating and Corporate Governance Committee for the 2010 Annual Meeting of Shareholders. The recommendation must include the nominee's qualifications to be a director of HEI and other relevant biographical information and confirmation of the nominee's consent to serve. In addition, a shareholder nominating any person for election to the board at the annual meeting must provide notice no later than March 6, 2010 and no earlier than February 4, 2010. The notice must be in writing and provide the information required to be disclosed in any filing made in connection with solicitations of proxies for the election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. The nomination must be accompanied by a written confirmation of the nominee's consent to serve.

What provisions has HEI made for "householding"?

        As permitted by rules of the Securities and Exchange Commission, HEI has adopted a procedure referred to as "householding," under which only one annual report to shareholders will be delivered to shareholders sharing the same address unless contrary instructions are received. Householding reduces the volume of duplicate information received at your household and the cost to HEI of preparing and mailing duplicate materials. Certain shareholder accounts at a householded address will continue to receive separate proxy statements and proxy cards. Dividend payments and account statements are not affected. Householding will continue until you are notified otherwise or until you notify us that you wish to receive a separate annual report. You will be removed from the householding program within 30 days of receipt of your notice. If you wish to discontinue householding of the annual report, you may notify us by calling us toll free at (866) 672-5841 or (808) 532-5841 between 7:30 a.m.–3:00 p.m., Hawaii Standard Time. You may also discontinue householding by writing to us at the following address — Hawaiian Electric Industries, Inc. Shareholder Services, P.O. Box 730, Honolulu, Hawaii 96808-0730 or e-mail us at invest@hei.com.

        If you hold your shares in "street name," please contact your bank, broker or other holder of record to request information about householding.

*              *              *

        If other business is properly brought before the Annual Meeting, or at any adjournment thereof, the persons named on the enclosed proxy will vote your stock in accordance with their best judgment. HEI knows of no other business to be presented at the 2009 Annual Meeting.

        Please vote your proxy as soon as possible to make certain that your shares will be counted at the meeting.

Patricia U. Wong Vice President-Administration and Corporate Secretary

March 18, 2009

Hotel Street
Please be advised that parking in downtown Honolulu is very limited.
Bishop Square Parking
Alii Place
Parking entrance
Municipal Parking entrance
Parking exit
Pauahi Tower
Bishop Street
Alakea Street
American Savings Bank Tower 8th Floor
Meeting Site
Tamarind Park
South King Street

Appendix B

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

HAWAIIAN ELECTRIC INDUSTRIES, INC.

First:

        The name of said corporation shall be

        "HAWAIIAN ELECTRIC INDUSTRIES, INC."

Second:

        The principal office of the corporation shall be located at 900 Richards Street, Honolulu, Hawaii, 96813 and the corporation may have such other offices within or without the State of Hawaii as the nature of its business shall require.

Third:

        The purposes of the corporation, itself or achieved through subsidiary corporations, shall be:

  (a)
  To engage generally in all businesses in which a public utility holding company may lawfully engage, and in connection therewith to subscribe for, purchase, take, receive or otherwise acquire, hold, own, use, employ, mortgage, lend, pledge, sell or otherwise dispose of and otherwise deal in and with shares of the capital stock and/or other securities of one or more public utility corporations and other corporations.

  (b)
  To engage in alternative energy or renewable sources of energy including, but not limited to, geothermal, wind, solar, biomass, and ocean thermal energy conversion.

  (c)
  To purchase, erect, construct, maintain and operate oil storage tanks, oil pipe lines, water pipe lines and telegraphic and telephonic lines.

  (d)
  To guarantee the bonds or other obligations of any person, firm or corporation.

  (e)
  To purchase or otherwise acquire, become interested in, deal in and with, invest in, hold for investment, or otherwise use, sell, mortgage, pledge or otherwise dispose of or turn to account or realize upon all forms of securities including its own issued shares of capital stock and stocks in other corporations, bonds, debentures, notes, evidences of indebtedness, mortgages and other instruments, securities and rights of all kinds; to aid in any manner any corporation whose stock, bonds or other obligations are held or in any manner guaranteed by the corporation, and to do any acts and things for the preservation, protection, improvement or enhancement of the value of any such stock, bonds, or other obligations, or to do any acts or things designed for any such purpose; and while owner of any such stock, bonds, or other obligations, to exercise all the rights, powers and privileges of ownership thereof, and to exercise any and all voting power thereof.

  (f)
  To purchase or otherwise acquire, own, hold, exercise and enjoy all rights, privileges, easements, franchises, lands in fee simple or leasehold, choses in action, and all other property, personal or real, and to make and enter into contracts, leases, conveyances, and other engagements therefor.

  (g)
  To import and export, buy, sell and deal in all kinds of goods, wares, and merchandise and to carry on a general mercantile or merchandise business and to purchase, sell and deal in such goods, supplies and merchandise as may be sold in a general store and specifically but without limitation to the generality of the foregoing to buy, sell, import and export and deal and trade in all kinds of electrical goods, ice, manufacturers' supplies, engines, boilers, machinery, air-conditioning equipment, tools, machine shops and electrical supplies and appliances, neon signs and equipment, factories and factory machinery and supplies, hardware and mechanical equipment of all kinds, and to conduct a general manufacturing business.

  (h)
  To purchase, acquire, take over or undertake the whole or any part of the business or of the assets or property of any person, copartnership, joint stock company or corporation carrying on any business which the corporation is authorized to carry on or possessed of property suitable for the purposes of the corporation; and to acquire such business, assets or property either subject to or freed from any debts or liabilities.

  (i)
  To apply for, obtain, register, purchase, lease or otherwise acquire, hold, use, own, operate and introduce and to sell, assign or otherwise dispose of any trade-marks, trade names, patents, inventions, improvements and processes used in connection with or secured under letters patent of the United States or otherwise, and to use, exercise, develop, grant licenses in respect to or otherwise turn to account any such trademarks, patents, licenses, processes and the like or any such property or rights.

  (j)
  To borrow money and to incur indebtedness, without limitation as to amount, and in excess of the capital stock of the corporation, and to mortgage, bond, pledge or hypothecate any or all the property, both real and personal, of the corporation; to pledge its own bonds as security for the repayment of the principal and interest of any of its indebtedness.

  (k)
  To lend money with or without security.

  (l)
  To do and transact all other acts and things, agricultural, mechanical or otherwise, which may be necessary or convenient to the business of the corporation, or to any portion of said business.

  (m)
  To make donations of property or money to benevolent or educational institutions or associations, community funds, municipalities or public charities or to public or private enterprises or purposes so far as it may deem necessary or helpful in connection with the accomplishment of the purposes herein stated or in the public or community interest.

  (n)
  To issue, sell or dispose of the corporation's capital stock of any class, bonds, debentures, notes, certificates of indebtedness and other obligations and securities, convertible into any form of other security (or not so convertible), upon any terms.

  (o)
  To have and to exercise the power and privilege of making and entering into contracts of whatsoever kind or nature for the carrying out of the above purposes or any of them and of doing all business incident thereto or in connection therewith.

  (p)
  To carry on any other lawful business whatsoever which may seem to the corporation capable of being carried on or calculated directly or indirectly to promote the interests of the corporation or enhance the value of its properties.

        The foregoing clauses shall each be construed as purposes and powers and the matters expressed in each clause or any part of any clause shall be in no wise limited by reference to or inference from any other clause or any other part of the same clause but shall be regarded as independent purposes and powers and the enumeration of specific purposes and powers shall not be construed to limit or restrict in any manner the meaning of the general purposes and powers of the corporation nor shall the expression of one thing be deemed to exclude another, although it be of like nature not expressed.

Fourth:

        The amount of the capital stock of the corporation shall be two hundred million (200,000,000) shares of Common Stock without par value and ten million (10,000,000) shares of Preferred Stock without par value.

        The corporation shall also have the power from time to time to issue two or more classes of stock with the preferences, voting powers, restrictions and qualifications thereof fixed in the resolutions authorizing the issue thereof and to provide that the par value of the shares of one class may be the same as or different from the par value of the capital stock of any other class or classes. The corporation shall have similar powers with respect to two or more issues of stock within the same class.

        The Board of Directors is authorized to provide for the issuance from time to time of authorized but unissued shares of stock of any class of the corporation and to approve and determine the consideration for which such shares shall be issued, and to divide the authorized and unissued shares of stock of any class into series and to issue any such series, and to fix the terms, preferences, voting powers, restrictions and qualifications of any class or any series of any class. The Board of Directors is authorized to provide for the issuance of any other securities of the corporation upon terms fixed by the Board of Directors, including but not limited to the determination of the consideration for the issuance thereof.

        No holder of the shares of stock of any class shall have any preemptive or preferential right of subscription for or to purchase any shares of any class of stock or other securities of the corporation, whether now or hereafter authorized, other than such right or rights, if any, and upon such terms and at such price as the Board of Directors, in its discretion, from time to time may determine, and the Board of Directors may issue shares of stock of any class or other securities without offering the same in whole or in part to the stockholders of the corporation.

        The Board of Directors is authorized to provide for the issuance from time to time of authorized but unissued shares of stock of any class or any series of any class, as and for a stock dividend or dividends on shares of the same class or series or any other class or any other series of any class. The Board of Directors is authorized to determine whether the stock of any class or any series of any class shall be exchangeable for or convertible into shares of the same class or series or any other class or any other series of any class, or cash, indebtedness, securities or other property, and to determine the terms and conditions and the limitations, if any, upon which the stock of any class or any series of any class shall be so exchangeable or convertible.

Fifth:

        There shall be a board of directors of the corporation to consist of not less than five nor more than eighteen members, who shall be elected or appointed at such times, in such manner, and for such terms as may be prescribed by the By-laws, which also may provide for the removal of directors and the filling of vacancies and may contain provisions that the remaining members of the board of directors, although less than a majority thereof, may, by the affirmative vote of the majority of such remaining members, fill vacancies in the board. The directors need not be stockholders of the corporation. The board of directors shall have full power to control and direct the business and affairs of the corporation, subject, however, to instructions by the stockholders and to any limitations which may be set forth in statutory provisions and in these Articles of Incorporation and in any resolutions authorizing the issuance of shares of preferred stock, and in the By-laws of the corporation. The board of directors of the corporation, without the approval of the stockholders of the corporation, or of any percentage thereof, may authorize the borrowing of money or the incurring of debts, even though as a result thereof the amount of the corporation's indebtedness may exceed its capital stock. The board of directors, without the approval of the stockholders of the corporation, or of any percentage thereof, may authorize the making of donations referred to in subparagraph (m) of Article Third.

Sixth:

(a)
The officers of the corporation shall be a president, one or more vice-presidents, a secretary, a treasurer and a controller and such other officers as may be provided for by the By-laws. All officers shall be elected or appointed as the By-laws shall direct.

(b)
There shall be an audit committee of the board of directors which shall be responsible for the appointment, removal, compensation and oversight of the corporation's independent registered public accounting firm. The audit committee shall ask the stockholders of the corporation to ratify such appointment at the annual meeting of stockholders. An independent registered public accounting firm appointed by the audit committee shall serve until a successor is elected or such independent registered public accounting firm's earlier resignation or removal by the audit committee of the board of directors following a determination that it is in the best interest of the corporation and its stockholders that the independent registered public accounting firm be so removed. Upon such resignation or removal the audit committee of the board of directors shall appoint a new independent registered public accounting firm. An independent registered public accounting firm so appointed shall be recommended for ratification at the next annual or special meeting of the stockholders of the corporation, unless such independent registered public accounting firm shall earlier resign or be replaced.

Seventh:

        The corporation shall have power to sue and be sued, by said corporate name; to make and use a common seal, and to alter the same at pleasure; to hold, purchase, lease and convey, either absolutely or by way of mortgage, such real and personal property, including therein its own shares, or shares in other corporations and such franchises as the purposes of the corporation shall require and to mortgage the same to secure any debt of the corporation; to appoint such officers and agents as the business of the corporation shall from time to time require and to make such By-laws for the management of its property, the election and removal of its officers, the regulation of its affairs, and the transfer of its stock as the business of the corporation shall from time to time require.

Eighth:

        The board of directors in the name of the corporation shall have power at any time or from time to time to make or to delegate to any officer or officers the power to make contracts with any person, firm, corporation, association or organization, employing, engaging or appointing such person, firm, corporation, association or organization as agent of the corporation or as manager of the business and affairs of the corporation, to perform duties and services and to exercise powers and authority in behalf of the corporation, including ministerial, executive, discretionary and/or managerial powers, subject, however, to the supervision of the board of directors. Any such contract shall run for such period of time and shall contain such terms and provisions with respect to the duties, services, powers and authority to be performed and exercised by such agent or manager and with respect to the compensation to be given to such agent or manager therefor, and otherwise, as the board of directors may determine.

Ninth:

(a)
No contract or other transaction between the corporation and any other corporation or any firm, association or other organization, and no act of the corporation, shall in any way be affected or invalidated by the fact that any of the directors or officers of the corporation are parties to such contract or transaction or act or are pecuniarily or otherwise interested in the same or are directors or officers or members of any such other corporation or any such firm, association or other corporation, provided that the interest of such director or officer shall be disclosed or shall have been known to the board of directors authorizing or approving the same, or to a majority thereof. Any director of the corporation who is pecuniarily or otherwise interested in or is a director or officer or member of such other corporation or any such firm, association or other organization, may be counted in determining a quorum of any meeting of the board of directors which shall authorize or approve any such contract, transaction or act, and may vote thereon with like force and effect as if the director were in no way interested therein. Neither any director nor officer of the corporation, being so interested in any such contract, transaction, or act of the corporation which shall be approved by the board of directors of the corporation, nor any corporation, firm, association, or other organization in which such director or officer may be interested, shall be liable or accountable to the corporation, or to any stockholder thereof, for any loss incurred by the corporation pursuant to or by reason of such contract, transaction, or act, or for any gain received by any such other party pursuant thereto or by reason thereof.

(b)
Any director of the corporation may vote upon any contract or other transaction between the corporation and any subsidiary or affiliated corporation, including any corporation which owns all or substantially all of the shares of the capital stock of the corporation, without regard to the fact that he may also be a director or officer or stockholder of or otherwise interested in or connected with such subsidiary or affiliated corporation; and no contract or other transaction entered into by and between the corporation and any such subsidiary or affiliated corporation shall be affected or invalidated by the fact that any director or officer of the corporation may also be a director, officer, or stockholder of or otherwise interested in or connected with such subsidiary or affiliated corporation, or by the fact that said contract or transaction may be entered into by officers of the corporation or may be authorized or ratified by the vote of directors who may also be directors, officers or stockholders of or otherwise interested in or connected with such subsidiary or affiliated corporation.

Tenth:

        Service of process against the corporation may be made upon the president, secretary, or treasurer of the corporation.

Eleventh:

        The corporation shall have succession and corporate existence in perpetuity and become a body corporate under the name and style of HAWAIIAN ELECTRIC INDUSTRIES, INC. and shall have all the powers and rights and be subject to all of the liabilities provided by law for incorporated companies and shall have all the benefits of all general laws hereafter enacted in regard to corporations. All of the property of the corporation shall be liable for the just debts thereof, but no holder of or subscriber for shares of the capital stock of the corporation shall as such be individually liable beyond the amount, if any, which may be due upon the share or shares of capital stock held or subscribed for by him.

Twelfth:

(a)
The corporation shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of this corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of this corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(b)
The corporation shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of this corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to this corporation unless and only to the extent that the court in which such action or suit was brought or in any other court having jurisdiction in the premises shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

(c)
To the extent that a director, officer, employee or agent of the corporation or a person serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs (a) and (b) of this Article, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

(d)
Any indemnification under paragraphs (a) and (b) of this Article (unless ordered by a court) shall be made by the corporation only if authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraphs (a) and (b). Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion to the corporation, or (3) by a majority vote of the stockholders.

(e)
Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors in a particular case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this Article.

(f)
Any indemnification pursuant to this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or those indemnified may be entitled and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(g)
The corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article.

(h)
This Article shall be effective with respect to any person who is a director, officer, employee or agent of the corporation at any time on or after adoption with respect to any action, suit or proceeding pending on or after that date, by reason of the fact that he is or was, before or after that date, a director, officer, employee or agent of the corporation or is or was serving, before or after that date, at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

Thirteenth:

        The personal liability of directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under Hawaii law, including, without limitation, to the fullest extent permissible under Section 414-222 of the Hawaii Revised Statutes, as amended from time to time. No repeal or amendment of this Article directly or by adoption of an inconsistent provision of these Restated Articles of Incorporation will be effective with respect to the liability of a director for acts or omissions occurring prior to such repeal or amendment.

        These Amended and Restated Articles of Incorporation supersede the original articles of incorporation and all restatements thereof and amendments thereto.

Appendix C

HAWAIIAN ELECTRIC INDUSTRIES, INC.

CATEGORICAL STANDARDS OF DIRECTOR INDEPENDENCE

Adopted September 13, 2004

  •
  A director who is an employee, or whose immediate family member is an executive officer, of the company is not "independent" until three years after the end of such employment relationship.

  •
  A director who receives, or whose immediate family member receives, more than $100,000 per year in direct compensation from the company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), is not independent until three years after he or she ceases to receive more than $100,000 per year in such compensation.

  •
  A director who is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by, a present or former internal or external auditor of the company is not "independent" until three years after the end of the affiliation or the employment or auditing relationship.

  •
  A director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of the company's present executive officers serve on that other company's compensation committee is not "independent" until three years after the end of such service or the employment relationship.

  •
  A director who is an executive officer or an employee, or whose immediate family member is an executive officer, of another company that makes payments to, or receives payments from, the company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million or 2% of such other company's consolidated gross revenues, is not "independent" until three years after falling below such threshold.

  •
  A director who serves, or whose immediate family member serves, as an officer, director or trustee of a charitable organization that receives from the company or its charitable foundation contributions which, in any single fiscal year, exceeds the greater of $1 million or 2% of such charitable organization's total annual charitable receipts is not "independent" until three years after falling below such threshold.

        "Immediate family member" includes a person's spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law and anyone (other than domestic employees) who shares such person's home.

        References to "the company" mean Hawaiian Electric Industries, Inc. and its consolidated subsidiaries.

C-1

 YOUR VOTE IS IMPORTANT

If you do not vote by telephone or Internet, please sign and date this proxy card and return it promptly in the enclosed postage-paid envelope, or otherwise to Corporate Election Services, PO Box 3200, Pittsburgh, PA 15230, so that your shares may be represented at the Meeting. If you vote by telephone or Internet, it is not necessary to return this proxy card.

v Please fold and detach card at perforation before mailing. v

HAWAIIAN ELECTRIC INDUSTRIES, INC.	PROXY

Said proxies are instructed to vote as indicated below. If no direction is indicated, said proxies will vote FOR all Nominees and FOR proposals 2 and 3. Said proxies are also authorized to vote in their discretion with respect to any other matters that may come before the meeting.

The Board of Directors recommends a vote FOR all of the Nominees and FOR proposals 2 and 3.

1.
Election of Directors
Class I Nominees:    (1) Shirley J. Daniel    (2) Constance H. Lau    (3) A. Maurice Myers    (4) James K. Scott

☐	FOR all nominees listed above (except as marked to the contrary below)	☐	WITHHOLD authority to vote for all nominees listed above
To withhold authority to vote for any individual nominee, write that nominee's name or number on the line below.

		FOR	AGAINST	ABSTAIN
2.	Ratification of KPMG LLP as independent registered public accounting firm.	☐	☐	☐
3.	To amend and restate the HEI Restated Articles of Incorporation.	☐	☐	☐
☐	Please check this box if you consent to access future Annual Reports and Proxy Statements via the Internet.

PROXY TO BE SIGNED AND DATED ON THE REVERSE SIDE

VOTE BY TELEPHONE
Have your proxy card available when you call the Toll-Free number 1-888-693-8683 using a touch-tone telephone and follow the simple instructions presented to record your vote.

VOTE BY INTERNET
Have your proxy card available when you access the website www.cesvote.com and follow the simple instructions presented to record your vote.

VOTE BY MAIL
Please mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to: Corporate Election Services, PO Box 3200, Pittsburgh, PA 15230.

Vote by Telephone Call Toll-Free using a touch-tone telephone: 1-888-693-8683	Vote by Internet Access the Website and cast your vote: www.cesvote.com	Vote by Mail Return your proxy in the postage-paid envelope provided.

Vote 24 hours a day, 7 days a week.
If you vote by telephone or Internet, please do not send your proxy by mail.

==>

v Please fold and detach card at perforation before mailing. v

HAWAIIAN ELECTRIC INDUSTRIES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 5, 2009, AT 9:30 A.M., IN THE AMERICAN SAVINGS BANK TOWER, 8TH FLOOR, ROOM 805, 1001 BISHOP STREET, HONOLULU, HAWAII 96813.

The undersigned hereby constitutes and appoints Constance H. Lau, Diane J. Plotts and Jeffrey N. Watanabe and each of them the proxy of the undersigned, with full power of substitution, to vote all the Common Stock of the Company which the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held on May 5, 2009, or at any adjournment thereof.

Date:	, 2009.

Signature(s)
Signature(s)

(Please sign your name exactly as it appears on this proxy. Joint owners should each sign personally. Attorney, Executor, Administrator, Trustee or Guardian, should indicate full title. If address is incorrect, please give us the correct one.)